APPLEBEE'S INTERNATIONAL, INC.

                                       AND

                            APPLE CAPITOL GROUP, LLC

                            ASSET PURCHASE AGREEMENT

                                  JULY 16, 2002





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                                TABLE OF CONTENTS

                                                                                                                Page


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ARTICLE I:        PURCHASE AND SALE OF ASSETS.....................................................................1

   Section 1.1    Purchased Assets................................................................................1

   Section 1.2    Excluded Assets.................................................................................3

   Section 1.3    Mechanism of Sale...............................................................................3

   Section 1.4    Commencement of Bankruptcy Proceeding...........................................................3


ARTICLE II:       PURCHASE PRICE OF ASSETS........................................................................4

   Section 2.1    Purchase Price, Deposit and Additional Purchase Price...........................................4

   Section 2.2    Adjustment of Purchase Price....................................................................5

   Section 2.3    [Reserved]......................................................................................5

   Section 2.4    Certain Liabilities and Obligations.............................................................5

   Section 2.5    Taxes...........................................................................................6

   Section 2.6    Allocation of Purchase Price....................................................................6


ARTICLE III:      CLOSING.........................................................................................6

   Section 3.1    Date, Time and Place of Closing.................................................................6

   Section 3.2    Deliveries by Sellers at Closing................................................................6

   Section 3.3    Deliveries by Buyer at Closing..................................................................7

   Section 3.4    Transfer of Operations..........................................................................8

   Section 3.5    Assignment by Buyer.............................................................................8


ARTICLE IV:       REPRESENTATIONS AND WARRANTIES OF SELLERS.......................................................8

   Section 4.1    Existence.......................................................................................8

   Section 4.2    Power and Authority.............................................................................8

   Section 4.3    Execution and Delivery Permitted; Consents......................................................9

   Section 4.4    The Purchased Assets............................................................................9

   Section 4.5    Binding Effect..................................................................................11

   Section 4.6    Condition of Purchased Assets...................................................................11

   Section 4.7    Absence of Other Assets.........................................................................11

   Section 4.8    Ownership of Assets.............................................................................12

   Section 4.9    Real Property...................................................................................12

   Section 4.10   [Reserved]......................................................................................12


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   Section 4.11   Documents Sufficient............................................................................12

   Section 4.12   Litigation or Condemnation......................................................................12

   Section 4.13   Taxes...........................................................................................13

   Section 4.14   Assumed Contracts...............................................................................13

   Section 4.15   Accuracy of Information and Representations and Warranties......................................14

   Section 4.16   Employment Matters..............................................................................14

   Section 4.17   Employee Benefit Plans..........................................................................14

   Section 4.18   Licensure.......................................................................................16

   Section 4.19   Insurance Coverage..............................................................................16

   Section 4.20   Environmental Matters...........................................................................16

   Section 4.21   Restaurant Operations...........................................................................18

   Section 4.22   [Reserved]......................................................................................18

   Section 4.23   Affiliated Transactions.........................................................................18

   Section 4.24   Subsidiaries....................................................................................18

   Section 4.25   [Reserved]......................................................................................19

   Section 4.26   Financial Statements............................................................................19

   Section 4.27   Right to Inspect................................................................................19

   Section 4.28   Development Rights..............................................................................19


ARTICLE V:        COVENANTS OF SELLERS............................................................................20

   Section 5.1    Employee Benefit Plans..........................................................................20

   Section 5.2    Performance of Real Property Leases and Assumed Contracts.......................................21

   Section 5.3    Transfer of Licenses and Permits................................................................21

   Section 5.4    Liabilities of Seller...........................................................................21

   Section 5.5    Agreements Respecting Employees of Sellers......................................................21

   Section 5.6    Conduct of Business.............................................................................21

   Section 5.7    Broker's Fees...................................................................................23

   Section 5.8    Access to Information...........................................................................23

   Section 5.9    Bankruptcy Motion...............................................................................23

   Section 5.10   [Reserved]......................................................................................24

   Section 5.11   [Reserved]......................................................................................24

   Section 5.12   [Reserved]......................................................................................24

   Section 5.13   Change of Name..................................................................................24

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   Section 5.14   Insurance.......................................................................................24

   Section 5.15   Renegotiation of Assumed Leases.................................................................24

   Section 5.16   Confidentiality.................................................................................24

   Section 5.17   [Reserved]......................................................................................24

   Section 5.18   Employee Receivables............................................................................24

   Section 5.19   Survey and Title Report.........................................................................25

   Section 5.20   Reporting Requirements..........................................................................25

   Section 5.21   Cooperation.....................................................................................25

   Section 5.22   Subsequent Contracts............................................................................26

   Section 5.23   Prorations and Purchase Price Adjustment Data...................................................26

   Section 5.24   Continued Compliance with Franchise Agreements..................................................26

   Section 5.25   Repairs and Replacements........................................................................26


ARTICLE VI:       REPRESENTATIONS AND WARRANTIES OF BUYER.........................................................27

   Section 6.1    Corporate Existence.............................................................................27

   Section 6.2    Corporate Power and Authority...................................................................27

   Section 6.3    Execution and Delivery Permitted................................................................27

   Section 6.4    Adequate Assurances Regarding Executory Contracts...............................................28

   Section 6.5    Availability of Funds, etc......................................................................28


ARTICLE VII:      COVENANTS OF BUYER..............................................................................28

   Section 7.1    Buyer Performance...............................................................................28

   Section 7.2    Confidentiality.................................................................................28

   Section 7.3    Sellers' Employees..............................................................................28

   Section 7.4    Cooperation.....................................................................................29

   Section 7.5    Liquor Licenses.................................................................................29

   Section 7.6    Broker's Fees...................................................................................29


ARTICLE VIII:     ESCROWED AMOUNTS; PURCHASE PRICE ADJUSTMENTS; CONDITIONS TO CLOSING.............................29

   Section 8.1    Escrowed Amounts................................................................................29

   Section 8.2    Purchase Price Adjustments/Gift Certificate True-Up.............................................30

   Section 8.3    Buyer's Conditions to Closing...................................................................32

   Section 8.4    Sellers' Conditions to Closing..................................................................33

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ARTICLE IX:       MISCELLANEOUS...................................................................................34

   Section 9.1    Notices.........................................................................................34

   Section 9.2    Applicable Law..................................................................................35

   Section 9.3    Binding on Successors; Assignment...............................................................35

   Section 9.4    Payment of Costs; Post-Closing Payments.........................................................36

   Section 9.5    Closing Not to Prejudice Claim for Damages......................................................37

   Section 9.6    Additional Documents............................................................................37

   Section 9.7    Time is of the Essence..........................................................................37

   Section 9.8    Interpretation..................................................................................37

   Section 9.9    Entire Agreement................................................................................37

   Section 9.10   Counterparts....................................................................................38

   Section 9.11   Termination.....................................................................................38

   Section 9.12   Sellers' Representative.........................................................................39


LIST OF EXHIBITS AND SCHEDULES....................................................................................42


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                           ASSET PURCHASE AGREEMENT

         This Asset Purchase Agreement (the "Agreement") is made and entered into this 16th day of July 2002 by and among Apple Capitol Group, LLC, a Florida limited liability company ("Apple Capitol Group"), Apple Prince Georges Maryland Group, LLC, a Florida limited liability company ("Apple Prince Georges"), Apple Washington MD Group, LLC, a Florida limited liability company ("Apple Washington"), Apple St. Marys MD Group, LLC, a Florida limited liability company ("Apple St. Marys"), Apple Calvert MD Group, LLC, a Florida limited liability company ("Apple Calvert"), Apple Charles MD Group, LLC, a Maryland limited liability company ("Apple Charles"), and Berkeley WVA, LLC, a West Virginia limited liability company ("Berkeley WVA" and together with Apple Capitol Group, Apple Prince Georges, Apple Washington, Apple St. Marys, Apple Calvert, and Apple Charles are referred to herein individually as a "Seller" and collectively as the "Sellers"), and Applebee's International, Inc., a Delaware corporation ("Buyer");

         WHEREAS, Sellers own various items of personal property and interests in real property (the "Purchased Assets," as more fully defined in Section 1.1 below) used in the operation and development of Applebee's Neighborhood Grill & Bar restaurants listed on Exhibit 1.1 (the "Restaurants") pursuant to the Franchise Agreements (the "Franchise Agreements") listed on Exhibit 1.1(a) to this Agreement;

         WHEREAS, Sellers desire to sell the Purchased Assets to Buyer;

         WHEREAS,  Buyer desires to purchase the Purchased  Assets from Sellers;
and

         WHEREAS, Buyer and Sellers have agreed upon the terms and conditions of such sale and desire to reduce the same to writing.

         NOW, THEREFORE, in consideration of the foregoing and the mutual agreements, covenants, representations, warranties and promises set forth herein, and in order to prescribe the terms and conditions of such purchase and sale, the parties hereto agree as follows:


                                   ARTICLE I
                           PURCHASE AND SALE OF ASSETS

         Section 1.1 Purchased Assets. Subject to the terms and conditions set forth in this Agreement, Sellers hereby agree that at the Closing (as defined in Section 3.1, below) they shall sell, transfer, convey, and assign to Buyer free and clear of all mortgages, taxes, liens, security interests, pledges, encumbrances and Claims (other than Permitted Liens and Encumbrances as defined on Schedule 1.1), and Buyer hereby agrees at the Closing to purchase and accept from Sellers all of Sellers' right, title and interest in and to all items of personal property, whether tangible or intangible, and all interests in real estate, whether owned in fee or held under lease or license, used in the operation of the Restaurants, held or used for Restaurants under development, or located in the Restaurants (the "Purchased Assets"), including but not limited to the following:

               (a) The Franchise Agreements listed on Exhibit 1.1(a) and the items described in Section 3.2(f), below;

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               (b) Each Seller's  interest as lessee in and to the Real Property
         Leases (as defined in Section 4.4(c), below), including all of each such Seller's interest under the Real Property Leases in the buildings,
         fixtures,   signs,  parking  facilities,   trash  facilities,   fences,
         utilities, other leasehold improvements, and any and all easements, rights, privileges, tenements, appurtenances and hereditaments related to such Real Property Leases;

               (c) All Owned Real Property (as defined in Section 4.4(a), below), including all of Sellers' interest in the buildings, fixtures, signs, parking facilities, trash facilities, fences, utilities, other improvements, and any and all easements, rights, privileges, tenements, appurtenances and hereditaments related to the Owned Real Property;

               (d) All Assumed Contracts (as listed on Schedule 4.4(j));

               (e) All equipment and leasehold improvements used in the normal and customary operations of the Restaurants (whether or not located or installed in a Restaurant), including but not limited to the furniture, machinery, equipment, tables, chairs, cash registers, computer equipment, ovens, refrigerators, display cases, shelves, utensils, tools, pans, lights, uniforms, signs, menus, glasses, plates, dishes, silverware, pitchers, smallwares, books, cabinets, racks, towels, decor, bars, and bar equipment (the "Equipment");

               (f) All inventories of foodstuffs, beverages (including liquor), paper products, cleaning supplies and other supplies (the "Inventories") which are in the Restaurants on the Closing Date (as defined in Section 3.1, below);

               (g) All of Sellers' other rights and property interests of any nature which are customarily used in the operation of the Restaurants, including, but not limited to rights to use existing Restaurant telephone numbers and rights arising under equipment warranties to the extent assignable;

               (h) All assignable computer software and related manuals, data transmission equipment and related software, software licenses ("Transferred Licenses"), and portable computers used by field personnel and used in connection with the operation of the Restaurants, including those items set forth on Schedule 1.1(h) hereto;

               (i) Stock in any entity (other than a Seller) owned by any Seller which holds assets related to the Restaurants;

               (j) All original records and files (the Sellers may retain copies thereof) related to the Real Property (as defined in Section 4.4(b) below) such as rent calculations, landlord correspondence, purchase agreements, deeds, construction documents, title reports, environmental and engineering reports, appraisals, surveys, etc.;

               (k) All original accounting records and files (the Sellers may retain copies thereof) related to Retained Employees (as defined in
         Section 5.5(a)) in or assigned to the Restaurants who accept employment with Buyer as of the Effective Time (as defined in Section 3.4 below);

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               (l) All rights under all warranties, express or implied, or other claims for damages or loss (unless any such Purchased Assets are replaced prior to the Closing Date or the Purchase Price has been reduced to reflect the loss of any such Purchased Asset) related to any of the Purchased Assets; and

               (m) All cash in amounts normally used to open the Restaurants (not including prior day's receipts held for deposit), provided that in no event shall such cash be more or less than $1,000 per Restaurant.

         Section 1.2 Excluded Assets. Excluded from sale under this Agreement are the assets of Sellers listed or described on Schedule 1.2 to this Agreement. At any time prior to the entry of the Sale Order (as defined in Section 1.3 below), Buyer may, in its sole discretion, elect to add any Real Property Leases as it so determines to Schedule 1.2, provided that there shall be no adjustment to the Purchase Price as a result of such election. If Buyer so elects, Buyer will nevertheless purchase the Purchased Assets related to such Restaurant located on the property subject to such Lease and the removal of such assets from such Restaurant shall be at Buyer's expense and risk of loss.

         Section 1.3 Mechanism of Sale. Under the terms of this Agreement, Buyer's obligation to acquire and Sellers' obligation to sell the Purchased Assets is conditioned upon, among other things, Sellers' filing of a Chapter 11 petition (the "Bankruptcy") in the United States Bankruptcy Court for the Southern District of Florida (the "Bankruptcy Court") as more specifically set forth in Section 1.4 hereof and the entry of an order (or orders) pursuant to 11 U.S.C. ss. 363 approving the sale of the Purchased Assets to Buyer and the assumption and assignment to Buyer of the Real Property Leases and Assumed Contracts, upon the terms and conditions of this Agreement (the "Sale Order") as set forth in Exhibit 1.3, or as otherwise modified, in form and substance reasonably satisfactory to Buyer, Sellers and Lehman Brothers Holdings, Inc. or its designee or assignee ("Lehman").

         Section 1.4 Commencement of Bankruptcy Proceeding. Subject to, and as part of, the terms and conditions set forth in this Agreement, Sellers shall file a Chapter 11 petition in the Bankruptcy Court (the "Bankruptcy Proceeding") immediately following the execution of this Agreement.


                                   ARTICLE II
                            PURCHASE PRICE OF ASSETS

         Section  2.1     Purchase Price, Deposit and Additional Purchase Price.

               (a) Purchase Price. The purchase price paid for the Purchased Assets shall be Thirty Two Million Seven Hundred and Fifty Thousand Dollars ($32,750,000), adjusted as set forth in Section 2.2, below (the "Purchase Price"). Upon the Bankruptcy Court's approval of Sellers' motion to approve the bidding procedures (the "Bidding Procedures Motion"), as set forth in Exhibit 2.1(a)(i), Buyer shall provide a deposit, consistent with the Order approving the Bidding Procedures Motion, in the amount of Three Million Dollars ($3,000,000) (the "Deposit"), which sum shall be held in escrow by UMB Bank, n.a., (the "Escrow Agent") pursuant to an Escrow Agreement substantially in the form attached hereto as Exhibit 8.1, and paid to Sellers upon the

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         Closing of this  transaction;  otherwise,  such Deposit  shall be fully refundable  (including interest thereon) to Buyer except as provided in
         Section 9.11(b). The Purchase Price shall be paid at Closing, subject to the Bankruptcy Court's issuance of a final, nonappealable, unstayed Sale Order (or orders) as set forth in Section 8.3(n), by wire transfer of federal funds to Seller by (i) the Escrow Agent in the case of the Deposit and (ii) Buyer, in the case of the balance of the Purchase Price (less the Escrowed Amounts described in Section 8.1), in each case at and in favor of Lehman, up to the extent of the amount of Sellers' then outstanding indebtedness to Lehman, but subject to disgorgement in the event Lehman's security interest in the Purchased Assets is determined to be invalid. Buyer and Sellers agree that the Purchase Price shall be allocated to the Purchased Assets as set forth in Exhibit 2.1(a)(ii).

               (b) Additional Purchase Price.

                   (i) In addition to the adjusted  purchase price as determined in accordance with Sections 2.1(a) and 2.2, Buyer shall pay to Sellers an additional purchase price (the "Additional Purchase Price") equal to 50% of the excess, if any, of the 12 Month EBITDA over $8.15 million ($8.15 million, as adjusted as provided in Schedule 2.1(b), "Threshold EBITDA"). The "12 Month EBITDA" shall be determined in accordance with Schedule 2.1(b). The "Measurement Period" shall be the 12 monthly accounting periods of Buyer beginning with the first such period following the end of the sixth full monthly accounting period of Buyer following Closing. Any Additional Purchase Price shall be paid within sixty
               (60) days following the Measurement Period by wire transfer of federal funds to Sellers (for purposes of this Section 2.1(b) and Schedule 2.1(b), Sellers shall include any assignee of Sellers entitled to receive amounts due to Sellers under this Section 2.1(b)), at and in favor of Lehman, up to the extent of the amount of Sellers' then outstanding indebtedness to Lehman, but subject to disgorgement in the event Lehman's security interest in the Purchased Assets is determined to be invalid.

                   (ii) In the event that Buyer or any  affiliate of Buyer sells all or substantially all of the assets of one (1) or more Restaurants, whether in one or a series of good faith arms length transactions, prior to or during the Measurement Period, and receives sale consideration therefor (and for any related territory rights) in the aggregate of $5,000,000 or more, Buyer will pay to Sellers by wire transfer of funds to Sellers, an amount equal to 5% of the first $10,000,000 of total sale consideration received by Buyer and 10% of the total sale consideration received by Buyer in excess of $10,000,000; provided, that no amounts will be payable by Buyer under this
               Section 2.1(b)(ii) unless the total sale consideration received by Buyer for all Restaurants (and for any related territory rights) sold during the Measurement Period, when divided by the total number of Restaurants sold, equals more than $1,725,000. Any amounts due Sellers under this Section 2.1(b)(ii) shall be calculated in the aggregate at the end of the Measurement Period and shall be paid to Sellers within sixty (60) days following the

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               Measurement  Period by wire  transfer of federal funds to Sellers and in favor of Lehman, up to the extent of the amount of Sellers' then outstanding indebtedness to Lehman, but subject to disgorgement in the event Lehman's security interest in the Purchased Assets is determined to be invalid.

                   (iii) Buyer shall provide Sellers with such back-up and supporting information as Sellers shall reasonably request in order to review the calculation of any amounts due to Sellers pursuant to Section 2.1(b).

         Section 2.2 Adjustment of Purchase Price. At the Closing, Sellers shall deliver to Buyer an itemized statement of purchase price adjustments and prorations as set forth in Section 8.2 of this Agreement for Buyer's and
Lehman's   review  and  approval  and  the  Purchase  Price  shall  be  adjusted accordingly.

         Section 2.3     [Reserved].


         Section 2.4     Certain Liabilities and Obligations.

               (a) Liabilities Not Assumed. Except for the liabilities and obligations specifically assumed pursuant to and referred to in Section 2.4(b), Buyer shall not assume, take subject to and shall not be liable for, any liabilities or obligations of any kind or nature, whether absolute, contingent, accrued, known or unknown, of Sellers.

               (b) Assumed Liabilities. On the Closing Date, Sellers shall assign to Buyer, and Buyer shall assume: (i) all of Sellers' post-closing obligations with respect to the Real Property Leases and the Assumed Contracts; however, Buyer shall not be responsible for any obligation, whether under the Real Property Leases, the Assumed Contracts, or otherwise, relating to events or operation of the Restaurants occurring on or prior to the Closing Date, except as expressly provided for in this Agreement; (ii) all liabilities incurred by Sellers prior to the Closing in the ordinary course of business and consistent with Sellers' past practice for goods and services that are delivered and performed after the Closing for the direct benefit of the operation of the Restaurants; (iii) all liabilities of Sellers for outstanding gift certificates; and (iv) the value of all vacation and other paid time off benefits, accrued in accordance with Sellers' standard policy, and unused as of the Closing, of all Retained Employees of Seller who are hired by Buyer but only to the extent of any Purchase Price adjustment occurring pursuant to Section 8.2(a)(v) (collectively, (i), (ii), (iii) and (iv) are referred to as the "Assumed Liabilities.")

         Section 2.5 Taxes. Sellers and Buyer shall share equally all use, transfer taxes, sales taxes or fees, in accordance with Section 9.4(c), payable in connection with the purchase, sale or transfer of the Purchased Assets to, and the assumption of the Assumed Liabilities by, Buyer pursuant to this Agreement. Sellers shall use their Reasonable Best Efforts to assist Buyer in minimizing such taxes or fees, consistent with the other terms of this Agreement.

         Section 2.6 Allocation of Purchase Price. Buyer and Sellers agree that the Purchase Price shall be allocated in a manner as reasonably determined by Buyer. Such allocation shall be binding on Buyer and Sellers for purposes of reporting gain or loss and determination of basis for income tax purposes, and

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

each of the parties hereto agrees that it or they will file a statement setting forth such allocation with its or their federal income tax returns and will also file such further information or take such further actions as may be necessary to comply with the Treasury Regulations that have been promulgated pursuant to
Section 1060 of the Internal Revenue Code of 1986, as amended (the "Code").

                                  ARTICLE III
                                     CLOSING

         Section 3.1 Date, Time and Place of Closing. The consummation of the transactions contemplated hereby (the "Closing") shall be held on the first Monday following or coinciding with, at Buyer's option, the later of (i) the eleventh (11th) day after the Sale Order is issued by the Bankruptcy Court; or
(ii) the day on which all closing conditions have been met, satisfied or waived.

         Section 3.2 Deliveries by Sellers at Closing. At the Closing, and thereafter as may be reasonably requested by Buyer, Sellers shall convey, transfer, assign, and deliver all of their right, title and interest in and possession of the Purchased Assets to Buyer, and shall also deliver to Buyer the following:

               (a) Such bills of sale, easements, assignments, leases, subleases, lease assignments, special warranty deeds regarding the real property and improvements to be conveyed in fee simple, and other appropriate instruments of transfer as Buyer has requested, all in recordable form, of content reasonably acceptable to Buyer and Buyer's counsel and sufficient to vest in Buyer good and marketable title to all of the Purchased Assets which, (i) with regard to interests in real property, is subject to no exception to title insurance coverage which could, in Buyer's sole reasonable discretion, substantially affect the value of the Purchased Assets taken as a whole, and (ii) with regard to both real and personal property, is free and clear of all mortgages, deeds of trust, liens, security agreements, charges, encumbrances or Claims (other than Permitted Liens and Encumbrances);

               (b) Certified copies of duly adopted resolutions of each Seller's Board of Advisers authorizing, approving, and consenting to the execution and delivery of this Agreement, to the consummation of the transactions contemplated herein, and to performance of the agreements set forth herein;

               (c) Proof that all real and personal property taxes have been paid that could create a lien on the Purchased Assets after their sale to Buyer pursuant to the Sale Order;

               (d) A duly executed Cross-Receipt;

               (e) A duly executed Release and Waiver in favor of Buyer from Sellers, substantially in the form of Exhibit 3.2(e) to this Agreement;

               (f) All operating manuals, recipes, proprietary information and similar documents and information held by Sellers in connection with Sellers' status as a franchisee of Buyer and all copies and extracts therefrom;


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               (g) Duly  executed  Liquor  Service and  Operating  Agreements as reasonably agreed to among the parties;

               (h) A certified final, nonappealable, unstayed Sale Order (or orders);

               (i)  A  copy  on  computer  disk,  or  other  electronic   medium
         acceptable to Buyer, of Sellers' detailed fixed asset records related to the Purchased Assets updated through the Closing Date; and

               (j) The original payroll and human resources records and files (the Sellers may retain a copy thereof) of Retained Employees, as defined in Section 5.5(a), below.

         Section 3.3 Deliveries by Buyer at Closing. Upon receipt, review and acceptance by Buyer's counsel of all of the documents specified in Section
3.2 above, duly authorized and validly executed, Buyer shall deliver to Sellers at Closing:

               (a) The Purchase Price;

               (b) A duly executed Cross-Receipt;

               (c) Certified copies of duly adopted resolutions of Buyer's Board of Directors authorizing, approving, and consenting to the execution and delivery of this Agreement, to the consummation of the transactions contemplated herein, and to performance of the agreements set forth herein;

               (d) A duly executed Release and Waiver in favor of Sellers under the Franchise Agreements, substantially in the form of Exhibit 3.2(e) to this Agreement; and

               (e) Duly executed Liquor Service and Operating Agreements as reasonably agreed to among the parties.

         Section 3.4 Transfer of Operations. Buyer shall be entitled to immediate possession of, and to exercise all rights arising under, the Purchased Assets from and after the time that the Restaurants open for business on the Closing Date, and operation of the Restaurants shall transfer at such time (the "Effective Time"). Except as provided hereby, all profits, losses, liabilities, claims, or injuries arising before such transfer shall be solely to the benefit or the risk of Sellers. All such occurrences after transfer shall be solely to the benefit or the risk of Buyer. The risk of loss or damage by fire, storm, flood, theft, or other casualty or cause shall be in all respects upon Sellers prior to such transfer and upon Buyer thereafter.

         Section 3.5     Assignment by Buyer.

               (a) Buyer may assign any or all of its rights and benefits under this Agreement to any entity or entities that control, are controlled by or are under common control with Buyer, upon written notice to Sellers of such assignment.

               (b) No assignment by Buyer pursuant to this Section shall relieve Buyer of its obligations under this Agreement.

                                   ARTICLE IV
                    REPRESENTATIONS AND WARRANTIES OF SELLERS

         As an inducement to Buyer to enter this Agreement and to consummate the transactions contemplated hereby, each Seller, jointly and severally, represents and warrants to Buyer as follows:

         Section 4.1 Existence. Each of the Sellers is duly organized, validly existing, and in good standing under the laws of the State of Florida or the State of West Virginia respectively, and each is qualified to do business and is in good standing in the respective states listed in Schedule 4.1, which
Schedule includes all jurisdictions where Sellers' activities require such qualification, except where the failure to be so qualified, licensed, or in good standing would not reasonably be expected to have (a) a material adverse effect on the business, results of operations, or condition (financial or otherwise) of the business operated by Sellers (taken as a whole), or (b) a material adverse effect on (i) the transactions contemplated by this Agreement, (ii) the legality, validity, or enforceability of this Agreement and the agreements and instruments to be entered into in connection herewith, or (iii) the ability of Sellers to perform their obligations under this Agreement (each, a "Material Adverse Effect").

         Section 4.2 Power and Authority. Each Seller has the corporate power and authority to own its properties and Purchased Assets and to carry on its business as now conducted. Subject to the Bankruptcy Code and the Sale Order, Sellers have the requisite corporate power and authority to convey, assign, and transfer the Purchased Assets as set forth in this Agreement.

         Section 4.3 Execution and Delivery Permitted; Consents. The execution, delivery and performance of this Agreement will not violate or result in a breach of any term of each Seller's Operating Agreement, result in a breach of or constitute a default under any term in any agreement or other instrument to which each Seller is a party, such default having not been previously waived by the other party to any such agreement or otherwise resolved by order of the Bankruptcy Court in such a manner as to not materially adversely affect the rights and assets of Sellers or the ability of Sellers to complete the transactions contemplated by this Agreement, or violate any law or any order, rule or regulation applicable to Sellers, of any court or of any regulatory body, administrative agency or other governmental instrumentality having jurisdiction over Sellers or their properties; and will not result in the creation or imposition of any lien, charge, or encumbrance of any nature whatsoever upon any of the Purchased Assets after their sale to Buyer pursuant to the Sale Order. The Board of Advisers of each Seller has taken all action required by law (other than any action required by the Bankruptcy Court) and by each Seller's Operating Agreement to authorize the execution and delivery of this Agreement, and the transfer of the Purchased Assets to Buyer in accordance with this Agreement. With respect to each Seller, except as set forth on
Schedule 4.3, the execution, delivery and performance of this Agreement and the other agreements executed in connection herewith, and the consummation of the transactions contemplated hereby and thereby do not require any filing with, notice to or consent, waiver or approval of any third party, including but not limited to, any governmental body or entity. Schedule 4.3 identifies separately each notice, consent, waiver or approval by reference to each Real Property Lease and to each Assumed Contract to which it is applicable.

         Section 4.4     The Purchased Assets. Except for the Excluded Assets:

               (a) Attached hereto as Schedule 4.4(a) is a complete and accurate list of each parcel of real property owned by Sellers on which a Restaurant is located or which is being held for development of a Restaurant (the "Owned Real Property"), separated by Restaurant location and listing the street address;

               (b) Attached hereto as Schedule 4.4(b) is a complete and accurate list of each parcel of real estate leased by Sellers or in which it has a leasehold or other interest on which a Restaurant is located or which is being held for development of a Restaurant (the "Leased Real Property"), separated by Restaurant location, listing the street address of such property and the name and address of the landlord's agent to which Sellers are obligated to provide notices regarding the Leased Real Property (collectively, the Owned Real Property and the Leased Real Property are referred to as the "Real Property");

               (c) Attached hereto as Schedule 4.4(c) is a complete and accurate list of all agreements or documents under which Sellers claim or hold such leasehold or other interest or right to the use of the Leased Real Property (the "Real Property Leases") separated by Restaurant location and showing the street address, each amendment, modification or extension thereof, and the dates of each such amendment, modification or extension;

               (d) Attached hereto as Schedule 4.4(d) is a complete and accurate list by Restaurant of the original basis and accumulated depreciation for financial and tax reporting purposes of (i) fixed assets (other than inventory and supplies) being conveyed hereunder as of the month end immediately preceding the date of this Agreement, and (ii) land, buildings and leaseholds being conveyed hereunder as of the month end immediately preceding the date of this Agreement;

               (e) Attached hereto as Schedule 4.4(e) is a complete and accurate list of all liens, claims, encumbrances and restrictions on the Equipment;

               (f) Attached hereto as Schedule 4.4(f) is a complete and accurate list of all leases of personal property used in the operation of the Restaurants (the "Equipment Leases"), identified by parcel of Owned Real Property or Leased Real Property where the leased equipment is located, separated by Restaurant location and identifying the parties thereto, the property leased thereunder;

               (g) Attached hereto as Schedule 4.4(g) is a complete and accurate list of all loan agreements, indentures, mortgages, pledges, security agreements, guarantees, leases or lease purchase agreements (not listed on Schedule 4.4(c) or 4.4(f)) to which each Seller is a party and by which any of the Purchased Assets are bound;

               (h) Attached hereto as Schedule 4.4(h) is a complete and accurate list of all other contracts, agreements, commitments or other understandings or arrangements to which each Seller is a party and by which any of the Purchased Assets are bound or affected, other than such contracts, agreements or commitments terminable at will, identified by parcel of Owned Real Property or Leased Real Property to which such is applicable; and each item on such Schedule that applies to any restaurants or assets of Sellers that are not being conveyed to Buyer hereunder is so noted;

               (i) Attached hereto as Schedule 4.4(i) is a complete and accurate list of all contracts, agreements, commitments, understandings or arrangements affecting or relating to the Purchased Assets or the Restaurants to which any Affiliate of Sellers is a party or by which any such Affiliate is bound;

               (j) The items listed in the above Schedules constitute all of the matters required to be shown on such Schedules. A true and complete copy, or with respect to oral agreements an accurate summary, of each item listed on the above Schedules has been delivered to Buyer. Each Real Property Lease separately is acknowledged by Sellers to be material to operation of the applicable Restaurant, and to the Purchased Assets, business and financial condition of Sellers. The contracts listed on Schedule 4.4(j) constitute the "Assumed Contracts"; and

               (k) With respect to the Assumed Contracts, Sellers shall provide notice to all other parties to the Assumed Contracts in the Sale Motion (referenced in Section 5.9) of the amounts necessary to cure any defaults currently existing under the Assumed Contracts (the "Cure Amounts") through Closing and will, upon Closing, promptly cure such defaults, including, without limitation, any and all unpaid royalties, advertising fees and finance charges due and owing under the Franchise Agreements as of the Closing Date, being approximately $1,570,000 as of July 10, 2002.

         Section 4.5 Binding Effect. This Agreement and each other agreement required to be executed and delivered by Sellers in connection herewith, when executed and delivered, will be the legal, valid and binding obligation of Sellers, enforceable against each of them in accordance with its terms, except as enforceability may be limited by (i) the Bankruptcy Proceeding and the applicable bankruptcy, reorganization, insolvency, moratorium and similar laws affecting the enforcement of creditors' rights generally, and (ii) general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law).

         Section  4.6     Condition of Purchased Assets.  Except as set forth in
Schedule 4.6,

               (a) Each Restaurant contains all Equipment required by the applicable Franchise Agreement and necessary to operate the Restaurant in accordance with Sellers' historical practices. Except as set forth in the initial inspection list (the "Initial Inspection List") prepared by Buyer and acknowledged by Sellers, a copy of which is attached hereto as Schedule 4.6(a), each Restaurant's Equipment is in operating condition, no major repairs are necessary concerning the Equipment, and to Sellers' Knowledge (as defined in Schedule 1.1), the Equipment complies in all material respects with all federal, state and local laws, rules and regulations, and all occupational safety and health act regulations.

               (b) To Sellers' Knowledge, all Inventories are saleable or usable in the ordinary course of business for their intended use (except for normal spoilage) and exist in such quantity as necessary to operate the Restaurants in accordance with Sellers' historical practices.

               (c) The buildings, fixtures, parking facilities, trash facilities, fences, utilities and other improvements, appurtenances and hereditaments at or on each Restaurant are in operating condition and to Sellers' Knowledge, in compliance in all material respects with all federal, state and local laws, rules and regulations and leases and lease provisions.

         Section 4.7 Absence of Other Assets. Except as specifically provided in this Agreement or on Schedule 4.7, there is no asset, property, or right of any nature which is not being transferred to Buyer hereunder that has been customarily employed, owned, held, or used in connection with the operation or ownership of any Restaurant (except as listed on Schedule 4.7), other than permits that are not transferable or assignable, all of which permits are listed on Schedule 4.7. All Equipment and Inventories used in the operation of any Restaurant are situated entirely upon the premises of such Restaurant (except as listed on Schedule 4.7). All assets located at the Restaurants are being conveyed to Buyer pursuant to this Agreement.

         Section 4.8 Ownership of Assets. Sellers have good and marketable title to the Purchased Assets, which title is, or will be at Closing, free and clear of all mortgages, taxes (except for taxes that are prorated pursuant to Section 8.2(e)), liens, security interests, pledges, encumbrances and Claims (other than Permitted Liens and Encumbrances); Sellers have the full, absolute and unrestricted right to assign, transfer and convey to Buyer the Purchased Assets, subject only to Bankruptcy Court orders and such consents as Sellers shall deliver to Buyer at Closing; no person or entity other than Sellers has any interest in the Purchased Assets other than the lessors under Real Property Leases or the Assumed Contracts; and all Equipment employed in the operation of the Restaurants which is leased under leases other than Assumed Contracts has been acquired and the purchase price therefor fully paid, or arrangements satisfactory to Buyer have been made to apply such amount of the Purchase Price as may be necessary to fully pay the purchase price therefor.

         Section 4.9 Real Property. Sellers have good and marketable title to all of the Owned Real Property and to all of the lessee's interests in and under the Real Property Leases and has the full, absolute and unrestricted right to assign, transfer and convey to Buyer said Real Property, subject only to (a) Bankruptcy Court orders, (b) such consents as Sellers shall deliver to Buyer at Closing, and (c) any Permitted Liens, Encumbrances and Claims. Each Real Property Lease is in full force and effect; the terms contained in the Real Property Leases have not been modified or amended in any respect except as disclosed on Schedule 4.4(c), and each constitutes the legal, valid and binding obligation of the parties thereto (to Sellers' Knowledge with respect to any party other than Sellers), enforceable against them in accordance with their terms, except as enforceability may be limited by (i) applicable bankruptcy, reorganization, insolvency, moratorium and similar laws affecting the enforcement of creditors' rights generally, and (ii) general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or in law). Sellers are current in all obligations under each Real Property Lease. The consummation of the transactions contemplated by this Agreement will not (and will not give any person a right to) terminate or modify any material rights of, or accelerate or increase any material obligation of Sellers under any Real Property Lease.

         Section 4.10     [Reserved].

         Section 4.11 Documents Sufficient. The documents delivered by Sellers to Buyer pursuant to Section 3.2 of this Agreement will be valid, sufficient and effective to completely transfer to Buyer good and marketable title to all of the Purchased Assets.

         Section  4.12     Litigation  or  Condemnation.  Except as set forth on
Schedule 4.12(a) to this Agreement, there are no suits, actions, condemnation actions, investigations, complaints, or other proceedings of any nature whatsoever in law or in equity, which are pending or, to the best of each Seller's Knowledge, threatened against, or which affect in any manner, any of the Purchased Assets, by or before any federal, state, municipal, or other governmental court, department, commission, board, bureau, agency, or other instrumentality (whether domestic or foreign). No Seller is in default in any material respect with respect to any order, writ, injunction, garnishment, levy, or decree of any federal, state, municipal, or other governmental court, department, commission, board, bureau, agency, or instrumentality, and the use, occupancy, ownership, or transfer of the Purchased Assets do not constitute a default thereunder. To Sellers' Knowledge, the operation of the Restaurants and the condition of the Purchased Assets do not violate in any material respect any federal, state, or municipal law, regulation or rule (including any applicable zoning or similar use regulation or law). Except as set forth on Schedule 4.12(b), during Sellers' operation of the Restaurants no Restaurant has received a citation, warning, or reprimand for, or otherwise been notified of, any material violation of any law, rule or regulation governing alcoholic beverages, or any health, environmental, or similar municipal, state, or federal law or regulation. To Sellers' Knowledge, since Sellers' operation of the Restaurants Sellers have not served any food or foodstuff which is adulterated, spoiled, or contains foreign substances, nor has any Seller served any food item which has or, except as set forth on Schedule 4.12(c) to this Agreement, is claimed to have caused any illness or injury to the consumer thereof.

         Section 4.13 Taxes. All ad valorem and other property taxes relating to the Purchased Assets have been fully paid for 2001 and all prior tax years and there are no delinquent property tax liens or assessments that will result in the creation or imposition of any lien, charge, or encumbrance of any nature whatsoever upon any of the Purchased Assets. Sellers have also timely filed (or will timely file) all federal, state, local and other tax returns and reports of whatever kind required to be filed by Sellers for all periods up to and including the Closing Date, and no request (other than extensions filed by Sellers with respect to their federal tax returns with respect to calendar year
2001) has been made for any extension of time within which to file such returns and reports. Sellers have paid (or will timely pay) all taxes of whatever kind, including any interest, penalties, governmental charges, duties, fees, and fines imposed by the United States, foreign countries, states, counties, municipalities, and subdivisions, and by all other governmental entities or taxing authorities, which are due and payable (or which relate to any period prior to, and including, the Closing Date) or for which assessments have been received, the nonpayment of which would result in a lien on any of the Purchased Assets. Except as set forth on Schedule 4.13, there are no audits, suits, actions, claims, investigations, inquiries, or proceedings pending or to Sellers' Knowledge, threatened against any Seller with respect to taxes, interest, penalties, governmental charges, duties, or fines, nor are any such matters under discussion with any governmental authority, nor have any claims for additional taxes, interest, penalties, charges, fines, fees or duties been received by, or to Sellers' Knowledge, assessed against any Seller.

         Section 4.14 Assumed Contracts. Subject to the consents delivered to Buyer at Closing, or the entry of an order by the Bankruptcy Court approving the assumption and assignment of the Assumed Contracts to Buyer, Sellers have full, absolute and unrestricted right to assign, transfer and convey to Buyer the Assumed Contracts. Each Assumed Contract is in full force and effect; the terms contained in the Assumed Contracts have not been modified or amended in any respect except as disclosed on Schedule 4.4(j) and to the Sellers' Knowledge, each constitutes the legal, valid and binding obligation of the parties thereto, enforceable against them in accordance with their terms, except as enforceability may be limited by (i) applicable bankruptcy, reorganization, insolvency, moratorium and similar laws affecting the enforcement of creditors' rights generally, and (ii) general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or in law). To Sellers' Knowledge, except as set forth on Schedule 4.14, there have been no events of default, and no state of facts exists which with notice or the passage of time, or both, would constitute an event of default under any Assumed Contract. The consummation of the transactions contemplated by this Agreement will not (and will not give any person a right to) terminate or modify any rights of, or accelerate or increase any obligation of any Seller under any Assumed Contract.

         Section 4.15 Accuracy of Information and Representations and Warranties. All representations and warranties made by Sellers in this Agreement or any Schedule or Exhibit hereto or in any certificate or other document furnished by any of them pursuant to this Agreement are true and correct in all material respects on and as of the date hereof.

         Section 4.16     Employment Matters.

               (a) No employees of the Restaurants are on strike, nor are such employees threatening to strike, and there is no strike in progress in any collective bargaining unit of any union to which each Seller's employees belong. To Sellers' Knowledge, no labor union has recently attempted, or is presently attempting, to organize the Restaurants' employees into a collective bargaining unit, and no group of the Restaurants' employees is presently organized into a collective bargaining unit.

               (b) Schedule 4.16(b) hereto is a true and complete list as of June 25, 2002, (i) of each person employed in connection with the operation of the Restaurants from and including each assistant manager and assistant kitchen manager up through area director; and (ii) of each other employee whose duties are primarily related to Sellers' Restaurant operations. For each such person, Schedule 4.16(b) shows the full name, job title or duty, wages or salary and estimated bonus.

               (c) Sellers have, to their Knowledge, operated all Restaurants in accordance with all local, state and federal laws and regulations related to employment matters including, but not limited to, payment of wages and benefits and employee discrimination.

         Section 4.17     Employee Benefit Plans.

               (a) Schedule 4.17(a) contains a true and complete list of each pension, profit sharing, other deferred compensation, bonus, incentive compensation, stock purchase, stock option, supplemental retirement, severance or termination pay, medical, hospitalization, life insurance, dental, disability, salary continuation, vacation, supplemental unemployment benefits plan, program, arrangement or contract, and each other employee benefit plan, program, arrangement or contract, maintained, contributed to, or required to be contributed to, by each Seller or any Related Party (hereinafter defined) for the benefit of any current or former employee, director or agent of Sellers or any Related Party, whether or not any of the foregoing is funded, whether formal or informal, whether or not subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and whether legally binding or not (collectively, the "Benefit Plans"). Sellers and their Related Parties do not have any express or implied plan or contract, whether legally binding or not, to create any additional Benefit Plan or modify any existing Benefit Plan, other than as may be required to comply with the Tax Reform Act of 1986. Sellers have delivered to Buyer, with respect to each applicable Benefit Plan (1) true and complete copies of all documents embodying or relating to each Benefit Plan including, without limitation, the plan and trust or other funding arrangement relating thereto, summary plan descriptions, employee handbooks or personnel manuals and all amendments and supplements thereto; (2) the most recent annual report (Series 5500 and all schedules thereto), if any, required by ERISA; and (3) the most recent determination letter received from the Internal Revenue Service ("IRS"), if any. "Related Party" means any member of a controlled group of corporations, a group of trades or businesses under common control or an affiliated service group, within the meaning of Section 414(b),
         (c), (m) or (o) of the Code, of Sellers;

               (b) The Benefit Plans that are intended by Sellers or any Related Party to meet the requirements of Section 401(a) of the Code now meet and since their inception have met, the requirements for qualification under Section 401(a) of the Code and the related trusts are now, and since their inception have been, exempt from taxation under Section 501(a) of the Code and nothing has occurred or, in connection with the transaction contemplated by this Agreement, will occur that has or could have an adverse affect on the qualified status of any such Benefit Plan.

               (c) Sellers and any Related Party have performed in all material respects obligations required to be performed by them under, and are not in default under or in violation of, any and all of the Benefit Plans, and each Benefit Plan has been operated in all material respects in accordance with its provisions and in compliance with all applicable laws and regulations. Neither any Benefit Plan or fiduciary nor Sellers or any Related Party has taken any action, or failed to take any action, that could subject it or any other person to any liability for any excise tax under Chapter 43 of the Code or for breach of fiduciary duty with respect to or in connection with a Benefit Plan;

               (d) At no time have Sellers or any Related Party been required to contribute to any "multiemployer plan" (within the meaning of Section 3(37) of ERISA) and Sellers and their Related Parties have no liability (contingent or otherwise) relating to the withdrawal or partial withdrawal from a multiemployer plan. Sellers and their Related Parties do not participate in any "multiple employer plans," within the meaning of ERISA;

               (e) No Benefit Plan provides or is required to provide group health, medical, death or survivor benefits to any former or retired employee of Sellers or beneficiary thereof, except to the extent (1) required under any state insurance law providing for a conversion option under a group insurance policy or (2) under Section 601 of ERISA;

               (f) No "reportable event" (as defined in ERISA) has occurred with respect to any Benefit Plan. No liability to the Pension Benefit Guaranty Corporation ("PBGC") has been incurred, or is expected by Sellers or any Related Party to be incurred, by Sellers or any Related Party with respect to any Benefit Plan and no Benefit Plan has "unfunded benefit liabilities" within the meaning of Title IV of ERISA. No steps have been taken to terminate any Benefit Plan which is subject to Title IV of ERISA and no proceeding has been initiated by the PBGC to terminate any such Benefit Plan or to appoint a Trustee to administer any such Benefit Plan;

               (g) Neither any Benefit Plan or fiduciary nor Sellers or any Related party has any liability to any participant, beneficiary or other person under any provision of ERISA or any other applicable law by reason of any payment of, or failure to pay, benefits or other amounts with respect to or in connection with any Benefit Plan;

               (h)  Subject  to  Section  5.1(e),   each  Benefit  Plan  may  be
         terminated by Sellers or their Related Parties on the Closing Date without acceleration or additional vesting of any benefits (other than vesting of contributions made by Sellers on behalf of certain employees to Sellers' 401(k) plan) and without payment of any amount as a penalty, bonus, premium, severance pay or other compensation or amount; and

               (i) Sellers do not have any ESOP and have not granted any employee any option or right to acquire an equity interest in any Seller.

         Section 4.18 Licensure. All governmental permits and licenses necessary to operate each Restaurant are listed on Schedule 4.18 hereto, identified by Restaurant and separated by Restaurant location ("Licenses"). Sellers have all such Licenses and are in compliance with all requirements and limitations set forth in such Licenses in all respects, except where the failure to have any such License or be in compliance will not have a Material Adverse Effect as defined in Section 4.1 hereof. All Licenses are now, and at Closing will be, in full force and effect, except where the failure to be in full force and effect will not have a Material Adverse Effect.

         Section 4.19 Insurance Coverage. Schedule 4.19 is a true and accurate list and brief description of all property, fire, casualty, liability, life, worker's compensation, and other forms of insurance of any kind owned or held by Sellers regarding the Purchased Assets or the Restaurants. All such policies (a) are in full force and effect, (b) are valid and outstanding policies, (c) insure against risks of the kind customarily insured against and in the amounts customarily carried by entities similarly situated, and (d) provide that they will remain in full force and effect through the Closing Date.

         Section 4.20     Environmental Matters.

               (a) To Sellers' Knowledge, Hazardous Materials (as defined below), except for de minimis quantities of Hazardous Materials which have been utilized in the ordinary course of Sellers' operation of the Restaurant and which have not resulted in any violation of applicable Environmental Laws (as defined below), have not been at any time during Sellers' ownership of the Owned Real Property or Sellers' possession of the Leased Real Property, and to Sellers' Knowledge and belief have not been during any other time, generated, stored, discharged, disposed of, spilled, dumped, poured, emptied, or released and are not currently present at, on, in, beside, above, or under the real estate underlying or used in connection with the Restaurant locations (the "Real Estate"). Underground storage tanks are not and have not been at any time during Sellers' ownership of the Owned Real Property or Sellers' possession of the Leased Real Property, and to Sellers' Knowledge and belief have not been during any other time, located on the Real Estate. Sellers have at all times operated the Real Estate in compliance with all Environmental Laws (as defined below).

               (b) Each Seller, jointly and severally, unconditionally agrees to indemnify and hold harmless Buyer, for any and all losses, claims, damages, penalties, liabilities, costs and expenses (including attorney's fees, administrative expenses, prejudgment interest and court costs), fines, injuries, penalties, response costs (including the cost of any required or necessary investigation, testing, monitoring, repair, clean up, detoxification, decontamination, preparation of any closure or other required plans, removal, response or remedial action at or relating to the Real Estate) (collectively, "Claims and Costs"), with respect to, as a direct or indirect result of, or arising out of any contamination, requirement, lawsuit, notice of violation, notice letter, warning letter, administrative order, compliance order, enforcement action, settlement, agreement, consent order, decree or judgment, injunction, restraining order or prohibition (collectively "Action") relating to the generation, presence, storage, management, disposal, release, discharge, escape, emission, spilling, seepage, leakage, dumping, pumping, pouring, emptying or clean up of Hazardous Materials (as herein defined) at, on, in, beside, above, from or under all or a portion of the Real Estate which occurs from activities undertaken during Sellers' ownership or possession of the Real Estate prior to Closing.

               (c) For the purpose of this Agreement, the term "Hazardous Materials" shall include, but not be limited to: any substance defined as "hazardous substances," "hazardous air pollutant," "pollutants," "contaminants," "hazardous materials," "hazardous wastes," "toxic chemicals," "petroleum or petroleum products," "toxics," "hazardous chemicals," "extremely hazardous substances," "pesticides" or related materials, including but not limited to radon and asbestos, as now, in the past, or hereafter defined in any applicable federal, state or local law, regulation, ordinance, policy or directive, including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C.ss. 9601 et. seq.; the Emergency Planning and Community Right-to-Know Act, 42 U.S.C.ss.1101 et. seq.;

         the Resource Conservation and Recovery Act, 42 U.S.C.ss.6901 et. seq.; the Hazardous Materials Transportation Act of 1974, 49 U.S.C.ss. 1801 et. seq.; the Federal Water Pollution Control Act, 33 U.S.C.ss. 1251 et. seq.; the Clean Air Act, 42 U.S.C.ss. 4701 et. seq.; the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C.ss.136 et. seq.; the Safe Drinking Water Act, 42 U.S.C.ss.3001 et. seq.; the Toxic Substances Control Act, 15 U.S.C.ss. 2601 et. seq.; the Oil Pollution Act of 1990, 33 U.S.C.ss. 2701 et. seq.; and any laws regulating the use of biological agents or substances including medical or infectious wastes and the corresponding State laws, regulations and local ordinances, etc. which may be applicable, ("Environmental Laws") as any such acts may be amended.

               (d) Sellers agree and consent to the performance of environmental testing on the Real Estate at Buyer's expense; provided, however, that neither the performance of nor failure to perform such tests by Buyer will negate or affect Sellers' representations or warranties or agreement to indemnify contained herein.

         Section 4.21 Restaurant Operations. To Sellers' Knowledge, in all material respects the activities carried on in all buildings, structures or improvements included as part of, or located on or at the Restaurants, and the buildings, structures and improvements themselves, are not in violation of, or in conflict with, any applicable zoning or health regulation or ordinance or any other similar law. There is no pending, or to the best of each Seller's Knowledge, threatened or proposed proceeding or governmental action to modify the zoning classification of, or to condemn or take by the power of eminent domain (or to purchase in lieu thereof), or to impose special assessments on, or otherwise to take or restrict in any way the right to use, alter or occupy all or any part of any of the Restaurants in any material respect.

         Section 4.22     [Reserved].

         Section  4.23     Affiliated  Transactions.  Except  as  set  forth  on
Schedule 4.23, Sellers have not been a party to, and there does not now exist, any transaction affecting the Restaurants or the Purchased Assets (including without limitation the purchase, sale or exchange of property or the rendering of any service) with any Affiliate of Sellers or any entity in which any of them owns a beneficial interest. For purposes of this Agreement, "Affiliate" means any person or entity that owns or controls more than a 10% interest in any Seller (a "Controlling Affiliate") or in which any Seller or a Controlling Affiliate owns or controls more than a 5% interest. Nothing in this Agreement is intended to preclude any Affiliate of Seller from bidding to acquire the Purchased Assets.

         Section 4.24     Subsidiaries.

               (a) Schedule 4.24 is a correct and complete list of each entity in which any Seller has a direct or indirect interest that has any direct or indirect interest in any of the Purchased Assets, showing the following as of the date of this Agreement with respect to each such entity:

                   (i) the jurisdiction of its organization;

                   (ii) the title of each  authorized  class or series of voting interests or securities;

                   (iii) the  number of those  voting  interests  or  securities outstanding;

                   (iv) the number of such  outstanding  interests or securities owned directly or indirectly by Sellers;

                   (v)  the   percentage  of  such   outstanding   interests  or
               securities owned directly or indirectly by Sellers; and

                   (vi) the Purchased Assets in which such entity has an interest and the extent of such interest.

         Section 4.25     [Reserved].

         Section 4.26 Financial Statements. Attached hereto as Schedule 4.26, are unaudited financial statements of Sellers' business, including (i) consolidated statement of operations and related statement of cash flows for, and balance sheet as of the end of fiscal year 2000 as reviewed by Agatheas & Wagner, P.A., including explanatory notes; (ii) consolidated statement of operations and balance sheet as of the end of fiscal year 2001; (iii) consolidated monthly statements of operations and balance sheets from January 2000 through and up to the month end prior to signing this Agreement, and updated at Closing; and (iv) monthly individual Restaurant profit and loss statements for the same period. All such financial statements set forth in this
Section 4.26 (the "Financial Statements") shall be prepared in accordance with generally accepted accounting principles, except in the case of (ii), (iii) and
(iv) for the absence of explanatory notes and except as otherwise expressly described therein. The Financial Statements accurately reflect the operations and financial condition of Sellers for the periods presented and as of their respective dates, and the books and records of Sellers from which the Financial Statements were prepared are true, correct and complete in all material respects.

         Section 4.27 Right to Inspect. Buyer shall have the right to inspect each Restaurant location at or prior to the Closing Date hereof (the "Final Inspection"). Buyer's Final Inspection shall be conducted in order to review, revise and add to the Initial Inspection List attached hereto as
Schedule 4.6(a). The Final Inspection list (the "Final Inspection List") shall be prepared by an inspection that is consistent in scope to the inspection used to prepare the Initial Inspection List (attached hereto as Schedule 4.27 is a "Master Inspection List" used in connection with such inspection), and shall identify equipment and facilities that are not in working order and that are in need of repair or replacement. A management-level representative of Sellers' for each Restaurant location shall review and acknowledge in writing Buyer's completed list after the Final Inspection. In the event of any dispute between Buyer and Sellers regarding the contents of the Final Inspection List with respect to a particular Restaurant(s), at Sellers' request Buyer will provide Sellers with a copy of the original report prepared by Buyer with respect to such Restaurant(s) utilizing the Master Inspection List referenced above. Any such dispute shall be resolved in accordance with the procedures set forth in
Section 5.25(d).

         Section 4.28 Development Rights. Sellers acknowledge (i) that Apple Capitol Group defaulted in its obligations under the Development Agreement between Apple Capitol Group and Buyer, (ii) that based on such defaults Buyer properly and validly terminated said agreement effective on or before June 27, 2001, and (iii) that said agreement is of no force and effect and Sellers have no rights whatsoever under said agreement, or under any other agreement, document, or legal or equitable claim, to develop, open or operate any Applebee's restaurant other than the 21 Restaurants listed on Exhibit 1.1.

                                   ARTICLE V
                              COVENANTS OF SELLERS

         Each Seller, jointly and severally, covenants and agrees as follows:

         Section 5.1     Employee Benefit Plans.

               (a) Buyer is not obligated to assume any liability, obligation or other responsibility under any Benefit Plan. With respect to any "defined benefit" Benefit Plan, Sellers shall treat all employees who are hired by Buyer at the Closing as if they terminated employment with Sellers on the Closing Date. With respect to any "defined contribution" Benefit Plan, Sellers shall pay all amounts owed to the related trust with respect to each transferred employee as of the Closing Date as soon as reasonably practicable thereafter. Sellers shall remain responsible and liable for all payments required under the terms of any "employee welfare benefit plan" as defined in Section 3(1) of ERISA for claims incurred and expenses and payments accrued on and prior to the Closing Date.

               (b) Sellers and their Related Parties agree to pay and be liable to Buyer and shall indemnify and hold harmless Buyer from and against all losses, expenses and liabilities, arising under Section 4980B of the Code arising from the failure to comply with the continuation requirements of Section 4980B of the Code and sections 601 through 608 of ERISA occurring on or prior to the date of Closing.

               (c) Sellers and their Related Parties (as defined in Section 4.17) shall not permit any event or condition to exist or occur that would give rise to a "reportable event" (as defined in ERISA) or to liabilities or taxes under ERISA or the Code with respect to any Benefit Plan or incur any commitment to increase their obligation under any Benefit Plan. Upon becoming aware of the occurrence or forthcoming occurrence of any of the above, Sellers shall provide a written notice to Buyer specifying the nature of the event and action taken or proposed or threatened to be taken by Sellers, their Related Parties, or any governmental body with respect to such events.

               (d) With respect to all employees of Sellers who are hired by Buyer, Sellers shall cause all retirement plan benefits and other benefits, to fully vest as of the Closing Date.

               (e) Notwithstanding Section 4.17(h) above, Sellers shall not cancel, for a period of at least 90 days after the Closing Date, any of the Company's existing medical plans to the extent necessary in order to allow Sellers' employees to obtain COBRA insurance coverage.

         Section 5.2 Performance of Real Property Leases and Assumed Contracts. From the date hereof through the Closing Date, except as provided for in this Agreement (including Section 5.24, which governs the Franchise Agreements), Sellers shall in all material respects continue to faithfully and diligently perform each and every continuing obligation of Sellers, if any, under each of the Real Property Leases and the Assumed Contracts arising after commencement of the Bankruptcy Proceedings.

         Section 5.3 Transfer of Licenses and Permits. Subject to the terms of Section 7.5, Sellers shall use their Reasonable Best Efforts and cooperate fully in assisting Buyer with the assumption, transfer or reissuance of any and all required state, county or city licenses or permits required for the operation of the Restaurants, including those shown on Schedule 4.18.

         Section 5.4 Liabilities of Seller. From the date hereof through the Closing Date, all liabilities of Sellers related to the Purchased Assets and Restaurants arising after the commencement of the Bankruptcy Proceedings will be promptly paid by Sellers as they come due in accordance with the Bankruptcy Code, including all trade payables, employee wages, benefits, and other such compensation, and royalties and advertising fees, miscellaneous expenses and finance charges, except (i) to the extent that any such amounts are being disputed in good faith by any Seller; and (ii) to the extent Sellers are not permitted to pay such amounts, or such amounts are modified, by the Bankruptcy Court.

         Section 5.5     Agreements Respecting Employees of Sellers.

               (a) From the date hereof through the Closing Date, without the prior written approval of Buyer, Sellers shall not transfer or reassign any employee involved in the operation or supervision of the Restaurants, including supervisory personnel through the director of operations level ("Restaurant Personnel"), other than in the ordinary course of business. Through the Closing, Sellers will maintain employment staffing at historic levels. At the Effective Time, Sellers shall terminate Restaurant Personnel who have accepted positions with Buyer (the "Retained Employees"). For a period of 12 months from the Closing Date, no Seller will solicit, offer to employ or employ any Restaurant Personnel without the prior written approval of Buyer.

               (b) From the date hereof through the Closing Date, Sellers shall be solely responsible for, and at Closing shall pay, any severance payments, employee wages or other such benefits (except accrued and unused vacation) in the amounts due or granted by Sellers to any of Sellers' employees and Restaurant Personnel, except to the extent Sellers are not obligated to pay such amounts under the Bankruptcy Code, or such amounts are modified, by the Bankruptcy Court.

         Section 5.6 Conduct of Business. From the date hereof through the Closing Date, Sellers shall operate the Restaurants as they are currently being operated and only in the ordinary course, using their Reasonable Best Efforts to preserve and maintain the services of their employees, their relationships with suppliers and customers, and to preserve their current level of sales volume, and shall continue to insure the Purchased Assets under existing policies of insurance at current levels. Sellers shall pay all bills and debts incurred by them and related to the operation of the Restaurants arising after the commencement of the Bankruptcy Proceedings promptly as they become due, except
(i) to the extent that any such amounts are being disputed in good faith by any Seller, and (ii) to the extent Sellers are not permitted to pay such amounts, or such amounts are modified, by the Bankruptcy Court. Sellers shall consult in advance with Buyer on all decisions relating to the Purchased Assets or the Restaurants that are not in the ordinary course of business, not consistent with Sellers' past practices, or not contemplated in the Operating Budget attached as
Schedule 5.6.

               (a) In particular, and without limiting the foregoing, with respect to the Restaurants, Sellers shall:

                   (i) continue to conduct the advertising activities and efforts as set forth on Schedule 5.6(a)(i);

                   (ii) continue to repair and replace the  Purchased  Assets in accordance with the maintenance operating expenditure budget set forth on Schedule 5.6(a)(ii);

                   (iii) continue to conduct on a timely basis all normal periodic asset maintenance;

                   (iv) continue to purchase and maintain  inventories  for each
               Restaurant in such quantities and quality as necessary to operate the Restaurants in accordance with Sellers' historical practice, but in no case less than 7 days inventory at each Restaurant (except perishable items in the normal course of business);

                   (v) continue to operate the  Restaurants  in accordance  with all material applicable local, state and federal laws and regulations; and

                   (vi) consistent with the requirements of the Bankruptcy Code, continue to use its Reasonable Best Efforts to preserve and maintain its business relationships with its critical trade creditors.

               (b) Further, with respect to the Restaurants, Sellers shall not, without the express prior written approval of Buyer:

                   (i)  change in any  manner  the  ownership  of the  Purchased
               Assets;

                   (ii) other than as described on Schedule 5.6(b)(ii), increase the rate of compensation to its officers or employees beyond the usual and customary annual merit increases or bonuses under established compensation plans;

                   (iii) except pursuant to an order of the Bankruptcy Court (including, without limitation, in connection with any debtor-in-possession financing obtained by Sellers or any adequate protection order of the Bankruptcy Court), mortgage, pledge or subject to lien any of the Purchased Assets;

                   (iv) sell or otherwise  dispose of any Purchased Asset except in the ordinary course of business;

                   (v) enter into or commit to enter into any contract, agreement or commitment that would be required to be set forth on
               Schedule 4.4(h) hereto except in the ordinary course of business; and

                   (vi) Other than in the ordinary course of business, cancel or terminate or consent to or accept any cancellation or termination of any Assumed Contract or any Real Property Lease, amend or otherwise modify any of its material terms or provisions or give any consent, waiver or approval with respect to the agreement, waive any breach of any of its material terms or provisions or take any other action in connection with any Assumed Contract or any Real Property Lease that would materially impair the interests or rights of Sellers to be transferred to Buyer hereunder.

         Section 5.7 Broker's Fees. Each Seller shall, jointly and severally, indemnify and hold Buyer harmless in respect to any claim for brokerage or finder's fees or commissions with respect to the transactions contemplated herein by anyone claiming to have acted on behalf of Sellers.

         Section 5.8 Access to Information. Sellers shall afford Buyer, its counsel, financial advisors, auditors, lenders, lenders' counsel and other authorized representatives reasonable access for any purpose consistent with this Agreement from the date hereof until the Closing, during normal business hours, to the offices, properties, books, and records of Sellers with respect to the Purchased Assets and the Restaurants and shall furnish to Buyer such additional financial and operating data and other information as Sellers may possess and as Buyer may reasonably request, subject to Buyer's obligations regarding the confidentiality of such information as set forth in Section 7.2 hereof.

         Section 5.9 Bankruptcy Motion. Simultaneous with the Chapter 11 petition in Section 1.3 above, Sellers shall file a motion with the Bankruptcy Court (the "Sale Procedures Motion"), in the form set forth in Exhibit 5.9, or as otherwise modified in form and substance reasonably satisfactory to Buyer, Sellers and Lehman, and the Bidding Procedures Motion requesting orders that (i) a hearing regarding the Section 363 sale be scheduled within forty-three (43) days of the commencement of the Bankruptcy Proceeding; (ii) this Agreement be the sole agreement that any other potential bidders in the Bankruptcy Proceeding be allowed to bid on; and (iii) the Buyer, if Buyer is not the successful bidder for the Purchased Assets, be allowed reimbursement for actual out-of-pocket expenses incurred by Buyer in an amount up to and including Four Hundred Thousand Dollars ($400,000), in relation to the negotiation and preparation of this Agreement and its due diligence investigation related thereto and in preparing, submitting and pursuing any bid Buyer may make in the Bankruptcy Proceeding.

         Section 5.10     [Reserved].

         Section 5.11     [Reserved].

         Section 5.12     [Reserved].

         Section 5.13 Change of Name. Seller shall change its corporate name and shall cause to be changed the name of any affiliated entities upon the Closing to delete the use of the name "Apple," "Applebee's" and other similar or derivative names. Immediately upon the Closing, Sellers shall cease using the name "Apple" and "Applebee's" in all of their activities, promotions, brochures, stationery, products, and in all other respects (except in Bankruptcy
Proceedings) and thereafter Sellers agree not to use the names "Apple" and "Applebee's" in any business. Notwithstanding the foregoing, Buyer hereby grants to Sellers a limited license and right to use the "Apple" and "Applebee's" names solely (A) as required for the Case including without limitation the publication of any notices required by the Bankruptcy Court or (B) for the purposes of (i) pursuing rights and claims against third parties, (ii) filing of tax returns, insurance claims and any other necessary filings; and (iii) selling any of the Excluded Assets.

         Section 5.14 Insurance. Sellers shall continuously keep in force through the Closing Date the insurance policies listed on Schedule 4.19 at Sellers' sole cost.

         Section 5.15 Renegotiation of Assumed Leases. Sellers will provide reasonable assistance as requested by Buyer in Buyer's efforts to renegotiate the Real Property Leases.

         Section 5.16 Confidentiality. Sellers shall maintain all Confidential Information (as defined below) gained from Buyer in strict confidence, and shall take all precautions necessary to prevent disclosure, access to, or transmission of the Confidential Information, or any part thereof, to any third party, except as required by order of any court having competent jurisdiction or as may be otherwise required by law, the Bankruptcy Court, or as may be necessary to consult with their professional advisors in their capacity as such (provided that they shall use their best efforts to ensure that their professional advisors shall keep the Confidential Information confidential), regardless of the availability of any such information from any other source. In the event the Closing does not occur for any reason, Sellers shall, immediately upon Buyer's request, return all copies and recordings of the Confidential Information in their possession or under their control and delete all records thereof in any data storage system maintained by or for Sellers. The term "Confidential Information" means the negotiations, discussions and any valuation methodology used in connection with the transactions contemplated hereunder or thereunder.

         Section 5.17     [Reserved].

         Section 5.18 Employee Receivables. As of the Closing Date, there will be no employee receivables in existence with respect to any Restaurant employees or Restaurant Personnel in excess of $5,000 in the aggregate.

         Section 5.19 Survey and Title Report. Buyer has received (i) current ALTA/ACSM "as-built" surveys of each free-standing Restaurant (collectively, the "Surveys" and each, a "Survey"), and (ii) current ALTA title commitments issued by the Title Company for each parcel of Owned Real Property and Leased Real Property (collectively, the "Title Reports" and each, a "Title Report").

         Section 5.20 Reporting Requirements. Through the Closing Date, Sellers shall furnish to Buyer:

               (a) Adverse events. Promptly after the occurrence, or failure to occur, of any such event, information with respect to any event (i) which materially adversely affected, or is reasonably likely to materially adversely affect, the Purchased Assets, the operations, business prospects or condition (financial or otherwise) of the Restaurants or the ability of Sellers to perform any of their material obligations hereunder, (ii) which, if known as of the date of this Agreement, would have been required to be disclosed to Buyer or (iii) which causes any representation or warranty contained herein to be untrue or inaccurate in any material respect;

               (b) Monthly Financial Statements. As soon as available and in any event within twenty (20) business days after the end of each month, the statement of operations and balance sheets on a consolidated basis, all in reasonable detail and stating in comparative form the respective consolidated figures for the corresponding date and period in the previous fiscal year and unaudited but certified by the chief executive manager and the controller of Sellers, and all normally prepared monthly or periodic management analytical reports with respect to each Restaurant, including monthly profit and loss statements;

               (c) Management letters. Promptly upon receipt, copies of all reports submitted to Sellers by independent certified public accountants in connection with examination of the financial statements of Sellers made by such accountants;

               (d) Notice of litigation. Promptly after the commencement of each such matter, notice of all actions, charges, orders or other directives affecting any Restaurant that, if adversely determined, could materially adversely affect the Purchased Assets, the operations, business, prospects or condition (financial or otherwise) of the Restaurants or the ability of Sellers to perform their obligations hereunder;

               (e) General Information. Such other information respecting the Purchased Assets or the operations, business prospects or condition (financial or otherwise) of the Restaurants as Buyer may from time to time reasonably request; and

               (f) Operating Budget. Promptly, and simultaneous with, any provision (whether voluntary or involuntary) of an operating budget to the Bankruptcy Court or any lender, Sellers shall also provide a copy of such operating budget to Buyer.

         Section 5.21 Cooperation. Upon approval of this Agreement by the Bankruptcy Court, Sellers will use their respective Reasonable Best Efforts to facilitate and cause the consummation of the transactions contemplated hereby; and obtain from all persons, and take all other actions with respect to, all consent or approvals required on the part of such party with respect to the consummation of those transactions.

         Section 5.22 Subsequent Contracts. From the date of this Agreement to the Closing Date, Sellers shall (a) include in any written agreements entered into by Sellers relating in any way to the Restaurants ("Subsequent Contracts") a provision permitting the assignment of any such Subsequent Contract to Buyer and providing that upon such assignment, Buyer shall succeed to all of Sellers' rights, title and interests thereunder subject to Buyer's assumption of all of Sellers' duties, powers and obligations under such Subsequent Contract, and (b) ensure that no Subsequent Contract contains any provision which would limit in any way the rights, title and interests of Sellers in the Purchased Assets.

         Section 5.23 Prorations and Purchase Price Adjustment Data. At least 3 days prior to the Closing Date, Sellers shall deliver to Buyer all information and documents necessary for Buyer to review the itemized statement required under Section 2.2, above, regarding the prorations and Purchase Price adjustments set forth in Section 8.2 below.

         Section 5.24 Continued Compliance with Franchise Agreements. Until the Closing, Sellers shall continue to be bound by and to use their Reasonable Best Efforts to comply with the operational provisions of the Franchise Agreements in a manner reasonably designed to maintain the current operations, provided that the foregoing shall not require Sellers to cure any defaults existing on the date hereof under the Franchise Agreements, except as specifically required by Sections 4.4(k) and 8.3(l) hereof.

         Section 5.25     Repairs and Replacements.

               (a) Initial Inspection: Repairs and Replacements. Sellers shall repair or replace any and all items identified on the Initial
         Inspection List as not in good working order. The value or cost of repair or replacement of items identified on the Initial Inspection
         List not repaired or replaced within three (3) days prior to the Closing Date shall be a corresponding reduction to the Purchase Price in accordance with Section 8.2.

               (b) Final Inspection: Repairs and Replacements. Buyer shall have the right to conduct a Final Inspection of each Restaurant location. The value or cost of repair or replacement identified on Buyer's Final Inspection List shall be a corresponding reduction to the Purchase Price in accordance with Section 8.2.

               (c) Valuation of Repairs and Replacements. The value of a repair or replacement identified on Buyer's Initial Inspection List and Final Inspection which is not repaired or replaced prior to Closing, shall be agreed to by Buyer and Sellers at or prior to Closing.

               (d) Dispute Procedure. If the parties cannot agree to the amount of the value or cost of a repair or replacement (and corresponding reduction to the Purchase Price) in subsection (a) or (b) of this Section, (i) the amount that is agreed upon (the "Undisputed Amount") shall be reduced from the Purchase Price, and (ii) the remaining amount (the "Disputed Amount") shall be a disputed claim against the General Escrowed Amount pursuant to Section 8.1. Resolution of a Disputed Amount shall be settled in good faith and by mutual agreement between authorized representatives, one each from Buyer and Sellers prior to thirty (30) business days after Closing. Any determination by the authorized representatives that all or a portion of a Disputed Amount is to be paid in favor of Buyer shall be a corresponding reduction of the General Escrowed Amount as set forth in Section 8.1. If the authorized representatives cannot agree on a Disputed Amount, after a good faith attempt within the thirty (30) days, each party shall be charged with obtaining in good faith either a reasonable, bona fide bid for repair or a reasonable, bona fide quote of replacement costs, as the case may be, and submitting such bid (or quote) to the other party within twenty (20) business days after the initial thirty (30) day period has expired. The average of the two bids (or quotes), after subtracting the Undisputed Amount, will be the "Settlement Amount." The Settlement Amount, if positive, shall be paid to Buyer from the General Escrowed Amount.

                                   ARTICLE VI
                     REPRESENTATIONS AND WARRANTIES OF BUYER

         As an inducement to Sellers to enter into this Agreement and to consummate the transactions contemplated hereby, Buyer represents and warrants to Sellers as follows:

         Section 6.1 Corporate Existence. Buyer is a corporation validly existing and in good standing under the laws of the State of Delaware and as of the Closing Date will be qualified to do business and in good standing in each of the states where the Purchased Assets are located.

         Section 6.2 Corporate Power and Authority. Buyer has all requisite corporate power and authority to own its properties and assets, and to carry on the business in which it is now engaged. Buyer has the corporate power and authority to purchase the Purchased Assets, take assignment of the Real Property Leases and Assumed Contracts, and perform the respective covenants of Buyer set forth in this Agreement.

         Section 6.3 Execution and Delivery Permitted. The execution, delivery and performance of this Agreement will not violate or result in a breach of any term of Buyer's Certificate of Incorporation or Bylaws or result in a breach of or constitute a default under any term in any agreement or other instrument to which Buyer is a party, such default having not been previously waived by the other party to such agreements, or violate any law or any order, rule or regulation applicable to Buyer, of any court or of any regulatory body, administrative agency or other governmental instrumentality having jurisdiction over Buyer or its properties, or result in the creation or imposition of any mortgage, lien, charge, or encumbrance of any nature whatsoever upon any of the Purchased Assets purchased by Buyer hereunder. Buyer's Board of Directors, or authorized committees thereof, has taken all action required by law, and by Buyer's Certificate of Incorporation, Bylaws, and otherwise to authorize the purchase of the Purchased Assets in accordance with this Agreement. Except as set forth on Schedule 6.3, the execution, delivery and performance of this Agreement and the other agreements executed in connection herewith, and the consummation of the transactions contemplated hereby and thereby do not require any filing with, notice to or consent, waiver or approval of any third party, including but not limited to, any governmental body or entity.

         Section 6.4 Adequate Assurances Regarding Executory Contracts. As of the Bankruptcy Court hearing on approval of entry of the Sale Order, Buyer will be capable of satisfying the conditions contained in sections 365(b)(1)(c) and (f) of the Bankruptcy Code with respect to the Assumed Contracts and Real Property Leases.

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

         Section 6.5 Availability of Funds, etc. Buyer will at Closing have available funds sufficient to allow it to pay its obligations pursuant to
Section 2.1 at the times and in the manner set forth in this Agreement. In furtherance and not in limitation of the foregoing, Buyer hereby represents, covenants and agrees that as of the date hereof and through the Closing Date:
(i) it has and will maintain cash, cash equivalents and availability under lines of credit in an amount greater than the Purchase Price (free and clear of any liens and restrictions) and such funds or the applicable portion thereof will be available (free and clear of any liens or restrictions) to pay the Purchase Price on the Closing Date and (ii) its net worth (i.e., the fair value of all of Buyer's assets minus all its liabilities) is and will be at least $35 million. Buyer acknowledges and agrees that Sellers are relying on the foregoing representation and covenant in connection with their execution of this Agreement.

                                  ARTICLE VII
                               COVENANTS OF BUYER

         Section 7.1 Buyer Performance. Buyer hereby covenants and agrees to accept conveyance of the Purchased Assets and assignment of the Real Property Leases, and to assume and perform the obligations of Sellers under the Assumed Contracts after the Closing Date.

         Section 7.2 Confidentiality. Buyer shall maintain all information gained from Sellers in connection with its evaluation of the transactions contemplated by this Agreement (the "Confidential Information") in strict confidence, and shall take all precautions necessary to prevent disclosure, access to, or transmission of the Confidential Information, or any part thereof, to any third party, except for the exclusive purpose of evaluating the Purchased Assets and the business of Sellers. In the event the Closing does not occur for any reason, Buyer shall, immediately upon Sellers' request, return all copies and recordings of the Confidential Information in its possession or under its control and delete all records thereof in any data storage system maintained by or for Buyer.

         Section 7.3 Sellers' Employees. Buyer shall offer employment to such Restaurant employees as Buyer may determine, upon terms and conditions substantially equivalent to those provided by Sellers prior to the Bankruptcy Proceeding of which Buyer has been informed in writing and, with respect to each of the Retained Employees, Buyer shall grant an immediate right of participation under Buyer's employee pension, health and welfare benefit plans, as such terms are defined in Sections 3(1) and (2) of ERISA, for purposes of eligibility to participate under such plans for all such Retained Employee's service with Sellers. In addition, Buyer will provide vacation and other paid time off benefits to each Retained Employee equal to the amount accrued for such employee included in the accrual amount provided for in Section 8.2(a)(v).

         Section 7.4 Cooperation. Upon approval of this Agreement by the Bankruptcy Court, Buyer will use its Reasonable Best Efforts to: (a) facilitate and cause the consummation of the transactions contemplated hereby; (b) obtain from all persons, and take all other actions with respect to, all consent or approvals required on the part of such party with respect to the consummation of those transactions; and (c) encourage Sellers' trade creditors to continue providing goods and services to the Sellers after the commencement of the Bankruptcy Proceedings, provided Sellers are paying such creditors consistent with the terms of Section 5.6 of this Agreement.

         Section 7.5 Liquor Licenses. Buyer will not submit any applications for liquor licenses prior to the issuance of the Sale Procedures Order. In addition, Buyer will promptly withdraw any applications for liquor licenses submitted with respect to any of the Restaurants after the date this Agreement is signed in the event the Bankruptcy Court enters an order approving a bidder other than Buyer or requiring such withdrawal. Notwithstanding anything to the contrary contained herein, no transfer of any liquor license held by Sellers shall occur prior to the Closing.

         Section 7.6 Broker's Fees. Buyer shall indemnify and hold Sellers harmless in respect to any claim for brokerage or finder's fees or commissions with respect to the transactions contemplated herein by anyone claiming to have acted on behalf of Buyer.

                                  ARTICLE VIII
                  ESCROWED AMOUNTS; PURCHASE PRICE ADJUSTMENTS;
                              CONDITIONS TO CLOSING

         Section 8.1 Escrowed Amounts. At Closing, Buyer shall deliver to the Escrow Agent, pursuant to an Escrow Agreement substantially in the form attached hereto as Exhibit 8.1, the sum of 95% of the face amount of all outstanding, untendered gift certificates issued by Sellers through the Closing (the "Gift Certificate Escrowed Amount") and (ii) Five Hundred Thousand Dollars ($500,000) (the "General Escrowed Amount"). Claims against the General Escrowed Amount shall be limited to claims made by Buyer under Sections 1.1, 4.6 through 4.9, 4.12, 4.13, 4.14, 4.17, 4.21, Article V, and Section 8.2(a).

               (a) Escrowed Amounts Dispute Procedures. Any disputes between the parties with regard to the Gift Certificate Escrowed Amount, the General Escrowed Amount or the Deposit shall be resolved in accordance with the dispute procedures set forth in the Escrow Agreement.

         Section 8.2 Purchase Price Adjustments/Gift Certificate True-Up. The items listed below shall be prorated between Buyer and Sellers as of the Closing Date, or paid by one party on or after the Closing Date, in each case as set forth below, and shall constitute an adjustment to the Purchase Price.

               (a) The Purchase Price will be reduced, without duplication, by the following:

                   (i) The face amount of any gift  certificates  redeemed prior to 12 months after Closing and paid to Buyer from the Gift Certificate Escrowed Amount (any such redemption will be deducted from the Gift Certificate Escrowed Amount and any amounts remaining in the Gift Certificate Escrow after such 12 month period will be paid to Sellers or at and in favor of Lehman, up to the extent of the amount of the Sellers' then outstanding indebtedness to Lehman);

                   (ii) The amount of any claim  against  the  General  Escrowed
               Amount made within 120 days after Closing that is determined to be a resolved claim (any amounts above all resolved claims paid from and the amount of all claims still pending against the General Escrowed Amount remaining after such 120 day period will be paid to Sellers or at and in favor of Lehman, up to the extent of the amount of the Sellers' then outstanding indebtedness to Lehman);

                   (iii) The value or cost of any Undisputed Amount for the repair or replacement of items identified on (a) Buyer's Initial Inspection List not repaired or replaced within three (3) days prior to of the Closing Date, and (b) Buyer's Final Inspection;

                   (iv) The amount of the Apportioned  Obligations (as hereafter defined), if any, for which Sellers are responsible pursuant to the proration provisions of Section 8.2(e) below;

                   (v) The  value  of all  vacation  and  other  paid  time  off benefits, accrued in accordance with Sellers' standard policy, and unused as of the Closing, of all Retained Employees of Seller who are hired by Buyer;

                   (vi) Any and all  outstanding  sums  due and  owing as of the
               Closing Date pursuant to Section 5.4;

                   (vii) Any and all of Sellers'  portion of the shared costs as set forth in Section 9.4(c), not previously paid by Sellers;

                   (viii) Any Cure Amount under the Assumed  Contracts  not paid by Sellers prior to the Closing; and

                   (ix) Any Gift  Certificate  True-Up  amount  owed to Buyer or other franchisees of Buyer by Sellers as calculated in accordance with subsection (d) hereof.

               (b) The Purchase Price will be increased by the following:

                   (i) All rentals or other amounts paid by Sellers with respect to the Real Property Leases which apply to periods past the Closing Date, including prepaid rentals, percentage rents, and common area maintenance charges;

                   (ii) All prepaid  insurance  premiums on  insurance  policies covering the Purchased Assets and regarding welfare benefit programs, but only if Buyer elects to have said coverage remain in effect;

                   (iii) Any Gift Certificate  True-Up amount owed to Sellers by
               Buyer as calculated in accordance with subsection (d) hereof;

                   (iv) Any amounts  paid by Sellers with respect to the Assumed
               Contracts for services extending beyond the Closing Date;

                   (v) Any prepaid expenses including deposits,  associated with the operation of a Restaurant which were paid by Sellers in the ordinary course of business, including, without limitation, items such as deposits, service contracts, telephone expenses, real estate taxes and utility charges, but only to the extent Buyer receives the benefit of such item after Closing; and

                   (vi) The amount of the Apportioned  Obligations,  if any, for which Buyer is responsible pursuant to the proration provisions of Section 8.2(e) below.

               (c) In addition to the above, the Purchase Price shall be increased for any petty cash amounts in excess of $1,000 per Restaurant by the amount of the total of the excess and, alternatively, the Purchase Price shall be decreased for any petty cash amounts less than $1,000 per Restaurant by the amount of the shortfall at the Effective Time.

               (d) In addition to the above, at the Closing the Purchase Price will be adjusted upward or downward, as applicable, by the net difference between (i) any amounts owed by Sellers to Buyer or other franchisees of Buyer for gift certificates issued by Sellers and redeemed at other franchisee or Buyer restaurants and (ii) any amounts due to Sellers from Buyer or other franchisees of Buyer for gift certificates issued by Buyer or such other franchisees and redeemed at the Restaurants (a "Gift Certificate True-Up"), for redemptions occurring through the end of the month prior to the month in which the Closing occurs. The preceding adjustment amount shall be calculated and presented by Sellers to Buyer at Closing. Further, within twenty (20) business days following the Closing a Gift Certificate True-Up Amount shall be calculated and presented by Sellers to Buyer for the time period from the month's end prior to Closing through the Closing Date, and Buyer or Sellers, as applicable, will pay to the other the amount shown due by such calculation within twenty (20) business days, unless otherwise disputed in accordance with this Section 8.2(d). Buyer shall have twenty (20) business days after receipt of such Gift Certificate True-Up Amount to provide written notice to Sellers that it disputes such Gift Certificate True-Up Amount. Buyer and Sellers shall attempt to resolve the dispute in good faith and by mutual agreement within twenty (20) business days of Sellers' receipt of Buyer's notice of dispute. If the parties cannot resolve the dispute, after a good faith attempt, within the twenty (20) business days, the parties will submit the dispute to the Bankruptcy Court, which shall make a final determination with respect to such dispute. The Bankruptcy Court's decision will be conclusive and binding on the parties. Each party will bear its own costs in connection with any such dispute.

               (e) All ad valorem, real and personal property taxes, general and special assessments, and any other property taxes on the Purchased Assets for a taxable period that includes (but does not end on) the date preceding the Closing Date (collectively, the "Apportioned Obligations"), shall be apportioned between Sellers and Buyer based on
         (x) the number of days of such taxable period up to the Closing Date (with respect to any such taxable period, the "Pre-Closing Tax Period") and (y) the number of days of such taxable period including and after the Closing Date (with respect to any such taxable period, the

         "Post-Closing Tax Period"). Sellers shall be liable for the proportionate amount of such taxes that is attributable to the Pre-Closing Tax Period, and Buyer shall be liable for the proportionate amount of such taxes that is attributable to the Post-Closing Tax Period. The aggregate amount of Apportioned Obligations shall be calculated by Sellers and presented to Buyer prior to or on the Closing Date, as provided in Section 2.2 hereof. If the amounts of any such Apportioned Obligation for such periods is not determinable at Closing, then such Apportioned Obligation shall be prorated on the basis of the tax for the corresponding period in the immediately preceding tax year and if, within 120 days after Closing the actual tax assessment (i) is determined and (ii) is different from the amount in the corresponding period in the immediately preceding tax year, the appropriate party shall pay such difference to the other party.

         Section 8.3 Buyer's Conditions to Closing. The obligations of Buyer hereunder are subject to satisfaction of each of the following conditions at or before Closing, the occurrence of which may, at the option of Buyer, be waived:

               (a) All representations and warranties of Sellers in this Agreement shall be true in all material respects on and as of the Closing as if made as of the Closing, and Sellers shall have delivered to Buyer a certificate to such effect dated as of the Closing Date;

               (b) The Purchased Assets, taken as a whole, shall not have been substantially damaged as a result of fire, explosion, earthquake, disaster, accident, any action by the United States or any other governmental authority, earthquake, flood, drought, embargo, riot, civil disturbance, uprising, activity of armed forces, act of God, or public enemies;

               (c) There shall be no material adverse change in the Purchased Assets, taken as a whole, or the operations of Sellers, taken as a whole, at the Restaurants from the date hereof to the Closing Date;

               (d) Each Seller shall have performed and complied in all material respects with all of its covenants and obligations under this Agreement which are to be performed or complied with by such Seller prior to or on the Closing Date;

               (e) Sellers shall be willing and able to deliver all of the items required to be delivered by them pursuant to Section 3.2 of this Agreement;

               (f) Buyer and Buyer's counsel and Lehman and Lehman's counsel, shall have approved the form and substance of the documents delivered by Sellers pursuant to this Agreement, such approval not to be unreasonably withheld;

               (g) Sellers shall have terminated the employment of all employees as described in Section 5.5;

               (h) Buyer shall have obtained, either from Sellers or directly from the issuing authority, all permits, licenses, including liquor licenses, and approvals of all governmental and quasi-governmental authorities necessary for the operation of the Restaurants as intended by Buyer; provided, however, that if Buyer is unable to obtain from local municipal or county authorities a permit necessary for such operation of the Restaurants, and Buyer reasonably believes that it will be able to obtain such a permit within two (2) months of the Closing Date, Closing of the transactions contemplated hereunder will not be delayed if Sellers deliver to Buyer a duly executed Liquor Service and Operating Agreement as reasonably agreed to among the parties;

               (i) There shall be no claims, actions or suits pending or threatened by any governmental agency that would restrict or prohibit the consummation of the transactions contemplated herein;

               (j) Sellers shall have paid all outstanding trade payables as provided for in Section 5.4 incurred during Sellers' Bankruptcy Proceeding (as described in Section 1.4) in a timely manner or, alternatively, as soon as practicable, as agreed to by the parties hereto, after the Closing Date;

               (k) All obligations of Sellers to Retained Employees as of the Closing Date shall be paid through Closing (other than unused vacation and other paid time off the value of which has been accrued by Sellers and offset against the Purchase Price under Section 8.2(a)(v)), including salaries, benefits and any other such compensation, except to the extent Sellers are not obligated to pay such amounts under the Bankruptcy Code, or such amounts are modified, by the Bankruptcy Court;

               (l) Sellers shall have paid any and all royalties, advertising fees and finance charges required to be paid under the Franchise Agreements for the month of June by July 12, 2002 and shall have paid all such amounts accruing thereafter on a timely basis up and until the Closing Date;

               (m) Sellers shall have satisfied all obligations under Section 5.19; and

               (n)  The   Bankruptcy   Court   shall   have   issued   a  final,
         nonappealable, unstayed, Sale Order.

         Section 8.4 Sellers' Conditions to Closing. The obligations of Sellers hereunder are subject to satisfaction of each of the following conditions at or before Closing, the occurrence of which may, at the option of Sellers, be waived:

               (a) All representations and warranties of Buyer in this Agreement shall be true on and as of the Closing in all material respects, and Buyer shall have delivered to Sellers a certificate to such effect dated as of the Closing Date;

               (b) Buyer shall have performed and complied in all material respects with all of its obligations under this Agreement which are to be performed or complied with by Buyer prior to or on the Closing Date;

               (c) Buyer shall be willing and able to deliver the Purchase Price and all of the documents required to be delivered by it under Section
         3.3 of this Agreement;

               (d) Sellers shall have approved the form and substance of the documents delivered by Buyer pursuant to this Agreement; and

               (e)  The   Bankruptcy   Court   shall   have   issued   a  final,
         nonappealable, unstayed, Sale Order.

                                   ARTICLE IX
                                  MISCELLANEOUS

         Section 9.1 Notices. Except as otherwise expressly provided, all notices, consents, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, sent by facsimile transmission with confirmation of receipt, sent by commercial overnight delivery service with confirmed receipt, or sent by certified U.S. mail, return receipt requested, with first class postage prepaid, and in all cases, addressed as follows:

               (a)   If to Seller:       Apple Capitol Group, LLC
                                         490 Sawgrass Parkway
                                         Suite 330
                                         Sunrise, Florida  33325
                                         Attn:  Jay Gillespie
                                         Fax:  (954) 835-1577
                                         Phone:  (954) 851-9494

                     With copies to:     Akerman, Senterfitt & Edison, P.A.
                                         350 East Las Olas Boulevard
                                         Suite 1600
                                         Fort Lauderdale, Florida  33301
                                         Attn:  David Peck
                                         Fax:  (954) 463-2224
                                         Phone:  (954) 463-2700

                                         Krass Monroe, P.A.
                                         1650 West 82nd Street
                                         Southpoint Office Center, Suite 1100
                                         Bloomington, Minnesota 55431
                                         Attn:  John Berg
                                         Fax:  (952) 885-5969
                                         Phone: (952) 885-5965

                                         Lehman, at the address set forth below.

               (b)   If to Buyer:        Applebee's International, Inc.
                                         4551 West 107th St., Suite 100
                                         Overland Park, KS  66207
                                         Attention:  Robert T. Steinkamp
                                         Fax:  (913) 341-1696
                                         Phone:  (913) 967-4038

                     With a copy to:     James M. Ash, Esq.
                                         Blackwell Sanders Peper Martin LLP
                                         2300 Main Street, Suite 1100
                                         Kansas City, MO  64108
                                         Fax:  (816) 983-9137
                                         Phone:  (816) 983-8317

               (c)   If to Lehman:       Lehman Brothers Holdings, Inc.
                                         745 Seventh Avenue, 7th Floor
                                         New York, New York 10019
                                         Attn:  George Janes and Hal Hayward
                                         Fax:  (646) 758-2115
                                         Phone:  (212) 526-5129

                     With a copy to:     Jeffrey L. Schwartz, Esq.
                                         Hahn & Hessen LLP
                                         350 Fifth Avenue
                                         New York, New York 10118-0075
                                         Fax:  (212) 594-7167
                                         Phone:  (212) 946-0221

or to such other address as Buyer or Sellers shall have last designated by notice to the other parties.

         Section 9.2 Applicable Law. This Agreement shall be governed by, and construed and enforced in accordance with, the internal laws of the State of New York.

         Section 9.3 Binding on Successors; Assignment. All of the terms, provisions and conditions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto, their respective successors, assigns and legal representatives. Buyer may assign this Agreement and any or all of its rights or obligations as described in Section 3.5, above. Sellers shall have the right to assign all or a portion of their rights to receive payments due and owing pursuant to the terms of this Agreement, but no such assignment shall relieve Sellers of their obligations hereunder and any such assignee shall receive such assignment subject to all claims and defenses Buyer may have against Sellers.

         Section 9.4     Payment of Costs; Post-Closing Payments.

               (a) Sellers' Costs. In addition to all other matters payable by Sellers hereunder, Sellers shall pay:

                   (1) All of Sellers' legal expenses;

                   (2) All other  costs and  expenses  incurred  by  Sellers  in negotiating this Agreement and in consummating the transactions contemplated hereby, including any costs associated with obtaining any consent, waiver or approval shown on Schedule 4.3, and fees or commissions payable to any party representing Sellers in connection with arranging or negotiating this Agreement and the transactions contemplated hereby, including without limitation all investment banker or financial advisor fees;

                   (3) The costs  required  for  Sellers to perform any of their covenants under Article V, hereof; and

                   (4) Its portion of the costs  identified in subsection (c) of this Section.

               (b) Buyer Costs. In addition to all other matters payable by Buyer hereunder, Buyer shall pay:

                   (1) All of Buyer's legal expenses;

                   (2) The cost of any environmental  investigations required by
               Buyer with respect to the Real Property;

                   (3) Its portion of the costs  identified in subsection (c) of this Section; and

                   (4) All  other  costs  and  expenses  incurred  by  Buyer  in negotiating this Agreement and in consummating the transactions contemplated hereby, including any fees or commissions payable to any party representing Buyer in connection with arranging or negotiating this Agreement and the transactions contemplated hereby, including without limitation all investment banker or financial advisor fees.

               (c) Shared Costs. Buyer and Sellers, by way of an adjustment to the Purchase Price, shall equally pay the following costs up to an amount equal to $250,000 (up to $125,000 by each of Sellers and Buyer), with any amount hereunder in excess of $250,000 to be paid by Buyer:

                   (1) All fees,  costs and expenses  incurred in recording  all real estate documents related to the transactions contemplated hereby;

                   (2) The  cost of  surveys,  the  cost of the  commitments  to provide and the costs of obtaining title insurance on the Real Property for benefit of Buyer, with endorsements for surveys and mechanics' lien, except for costs related to extraordinary endorsements required by Buyer's lenders; and

                   (3) All sales, use or transfer taxes or fees arising from the transactions contemplated hereby arising under state law.

         Section 9.5 Closing Not to Prejudice Claim for Damages. Closing of the transactions contemplated by this Agreement shall not prejudice any claim for damages which any party may have hereunder, in law or in equity, due to a material default in observance in the due and timely performance of any of the covenants and agreements herein contained or for the breach of any warranty or representation hereunder, unless such observance, performance, warranty, or representation is specifically waived in writing by the party making such claim.

         Section 9.6     Additional  Documents. After Closing, each party agrees
to  furnish  such  additional   documents  as  are  necessary  to  complete  the
transactions contemplated hereby.

         Section 9.7 Time is of the Essence. Time is of the essence in the performance of the obligations of the parties hereunder.

         Section 9.8 Interpretation. The title of the sections of this Agreement are for convenience of reference only, and are not to be considered in construing this Agreement. Whenever required by the context of this Agreement, the singular shall include the plural and the masculine shall include the feminine and vice versa.

         Section 9.9 Entire Agreement. This Agreement, the Exhibits and Schedules, attached hereto and incorporated herein by this reference, and the Sale Order and Sale Motion contain the entire Agreement of the parties hereto with respect to the transactions contemplated hereby and supersede any and all prior agreements, arrangements, and understandings between the parties with respect to such transaction. No inducements contrary to the terms of this Agreement exist. No waiver of any term, provision, or condition of this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed to be construed as a further or continuing waiver of any such term, provision or condition or any other term, provision or condition of this Agreement. This Agreement may not be modified orally and may only be amended in a writing executed by all parties hereto.

         Section 9.10 Counterparts. This Agreement may be executed in one or more counterparts which in the aggregate shall comprise one Agreement.

         Section 9.11     Termination.

               (a) This Agreement may be terminated prior to the Closing as follows:

                   (i) At any time by the mutual consent of Sellers and Buyer;

                   (ii) by either Buyer or Sellers,  upon written  notice in the event of a material breach of any representation or warranty of the other party contained in this Agreement or any covenant or agreement to be performed or complied with by such party pursuant to the terms of this Agreement ("Material Breach"), which Material Breach remains uncured for a period of ten (10) days following notice thereof to the breaching party by the non-breaching party and would result in a condition to Closing set forth in Sections 8.3 or 8.4 hereof, as the case may be, not being satisfied on or before November 30, 2002 (the "Drop Dead Date"), which condition has not been waived in writing by the non-breaching party; provided, however, that Buyer or Sellers, as the case may be, may not elect to terminate this Agreement pursuant to this Section 9.11(a)(ii) if the terminating party is itself in Material Breach;

                   (iii) by either  Buyer or  Sellers if the  Closing  shall not have occurred on or before the Drop Dead Date, unless the failure of the Closing to occur by such date shall have been as a result of the Material Breach by a party hereto, in which case Section 9.11(a)(ii) shall apply; provided further, however, that the right to terminate this Agreement under this Section 9.11(a)(iii) shall not be available to any party whose failure to fulfill any obligation under this Agreement shall have been the cause of, or shall have resulted in, the failure of the Closing to occur on or prior to such date; or

                   (iv) By  either  Buyer  or  Sellers  if  Sellers  shall  have accepted or selected, and the Bankruptcy Court shall have approved, the bid or bids of any bidder other than Buyer to purchase all or any portion of the Purchased Assets (whether or not any transaction contemplated by any such bid or bids shall be consummated).

               (b) In the event of the termination of this Agreement pursuant to subparagraph 9.11 (a) (ii) above because of a Material Breach committed willingly or in bad faith by Sellers or Buyer, as the case may be, the other party shall be entitled to pursue, exercise, and enforce any and all remedies, rights, powers, and privileges available to it at law or in equity. In addition to and not in lieu of the foregoing, Sellers shall be entitled to receive the Deposit out of escrow only in the event of the termination of this Agreement by Sellers pursuant to
         Section 9.11(a)(ii) by reason of (i) Buyer's failure (caused by Buyer's bad faith) to satisfy Sections 8.4(a), (b) or (c) or (ii) Buyer's failure to consummate the Closing on the Closing Date notwithstanding the satisfaction of Buyer's closing conditions in Section 8.3 or where all conditions in Section 8.3 are satisfied other than Sections 8.3(f) or (h) and if the failure of such conditions to be satisfied results from the bad faith of Buyer. Upon any other termination of this Agreement Buyer shall be entitled to receive the Deposit out of escrow.

         Section 9.12 Sellers' Representative. Each Seller hereby irrevocably appoints Apple Capitol Group as its representative and attorney-in-fact to act for and on its behalf, with full power and authority, including power of substitution, to execute and deliver any and all agreements, waivers, compromises, settlements and claims arising out of or related to the terms and provisions of this Agreement.

                   Remainder of Page Left Intentionally Blank

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day, month, and year first above written.

                                  BUYER:

                                  APPLEBEE'S INTERNATIONAL, INC.,
                                  a Delaware corporation


                                  By:
                                     -------------------------------------------
                                  Name:
                                       -----------------------------------------
                                  Title:
                                        ----------------------------------------



                                  SELLERS:

                                  APPLE CAPITOL GROUP, LLC, a Florida limited liability company


                                  By:
                                     -------------------------------------------
                                  Name:
                                       -----------------------------------------
                                  Title:
                                        ----------------------------------------



                                  APPLE PRINCE GEORGES MARYLAND GROUP, LLC, a Florida limited liability company


                                  By:
                                     -------------------------------------------
                                  Name:
                                       -----------------------------------------
                                  Title:
                                        ----------------------------------------


                                  APPLE WASHINGTON MD GROUP, LLC, a Florida limited liability company


                                  By:
                                     -------------------------------------------
                                  Name:
                                       -----------------------------------------
                                  Title:
                                        ----------------------------------------

                                  APPLE ST. MARYS MD GROUP, LLC, a Florida limited liability company


                                  By:
                                     -------------------------------------------
                                  Name:
                                       -----------------------------------------
                                  Title:
                                        ----------------------------------------


                                  APPLE CALVERT MD GROUP, LLC, a Florida
                                  limited liability company


                                  By:
                                     -------------------------------------------
                                  Name:
                                       -----------------------------------------
                                  Title:
                                        ----------------------------------------


                                  APPLE CHARLES MD GROUP, LLC, a Maryland
                                  limited liability company


                                  By:
                                     -------------------------------------------
                                  Name:
                                       -----------------------------------------
                                  Title:
                                        ----------------------------------------


                                  BERKELEY WVA, LLC, a West Virginia limited liability company


                                  By:
                                     -------------------------------------------
                                  Name:
                                       -----------------------------------------
                                  Title:
                                        ----------------------------------------

                         LIST OF EXHIBITS AND SCHEDULES

Exhibit
1.1                        Restaurants
1.1(a)                     Franchise Agreements
1.3                        Sale Order
2.1(a)(i)                  Bidding Procedures Motion
2.1(a)(ii)                 Allocation of Purchase Price
3.2(e)                     Release and Waiver
5.9                        Sale Motion
8.1                        Escrow Agreement

Schedules
1.1                        Certain Definitions
1.1(h)                     Transferred Licenses
1.2                        Excluded Assets
2.1(b)                     12-Month EBITDA and Adjustment
4.1                        Sellers' Jurisdictions
4.3                        Consents
4.4(a)                     Owned Real Property
4.4(b)                     Leased Real Property
4.4(c)                     Real Property Leases
4.4(d)                     Fixed Asset Data
4.4(e)                     Equipment Liens
4.4(f)                     Equipment Leases
4.4(g)                     Loan Agreements, Indentures, Mortgages, Etc.
4.4(h)                     Contracts
4.4(i)                     Affiliate Contracts
4.4(j)                     Assumed Contracts
4.6(i)                     Condition of Purchased Assets
4.6(a)                     Initial Inspection List
4.7                        Nontransferable Permits
4.12(a)                    Pending Claims and Litigation
4.12(b)                    Citations, Warnings and Reprimands
4.12(c)                    Food Items
4.13                       Taxes
4.14                       Events of Default
4.16(b)                    Employee List
4.17(a)                    Employee Benefit Plans
4.18                       Licenses and Permits
4.19                       Insurance Coverage
4.23                       Affiliated Transactions
4.24                       Subsidiaries
4.26                       Financial Statements
4.27                       Master Inspection List

Schedules
5.6                        Operating Budget
5.6(a)(i)                  Advertising Activities
5.6(a)(ii)                 Maintenance Capital Expenditure Budget
5.6(b)(ii)                 Compensation Matters
6.3                        Buyer Consents

                                 Exhibit 1.1(a)
                              Franchise Agreements

------------------------------------ ----------------------------------------------- -----------------------
            DOCUMENT *                                  LOCATION                              DATE
------------------------------------ ----------------------------------------------- -----------------------
Franchise Agreement                  14441 Brookfield Tower Drive                           05/03/99
                                     Chantilly, VA 22021

Franchise Agreement                  12970 Fair Lakes Shopping Center                       05/03/99
                                     Fairfax, VA 22033

Franchise Agreement                  6310 Richmond Highway                                  05/03/99
                                     Alexandria, VA 22306

Franchise Agreement                  4100 N.W. Crain Highway                                05/03/99
                                     Bowie, MD 20716

Franchise Agreement                  3610 Crain Highway                                     05/03/99
                                     Waldorf, MD 20611

Franchise Agreement                  755 Foxcroft Drive                                     05/03/99
                                     Martinsburg, WV 25401

Franchise Agreement                  13850 Noblewood Plaza                                  05/03/99
                                     Woodbridge, VA 22193

Franchise Agreement                  45480 Miramar Way                                      05/03/99
                                     California, MD 20619

Franchise Agreement                  1050 Wayne Avenue                                      05/03/99
                                     Chambersburg, PA 17201

Franchise Agreement                  1481 Wesel Boulevard                                   (CLOSED)
                                     Hagerstown, MD 21740

Franchise Agreement                  5613 Spectrum Drive                                    05/03/99
                                     Frederick, MD 21703

Franchise Agreement                  7272 Baltimore Avenue                                  05/03/99
                                     College Park, MD 20740

Franchise Agreement                  2851 Plank Road                                        05/03/99
                                     Fredericksburg, VA 22404

Franchise Agreement                  1000 Largo Center Drive                                05/03/99
                                     Largo, MD 20772

Franchise Agreement                  127 E. Broad Street                                    05/03/99
                                     Falls Church, VA 22046

Franchise Agreement                  21048 Frederick Road                                   05/03/99
                                     Germantown, MD 20876

Franchise Agreement                  45979 Denizen Plaza                                    05/03/99
                                     Sterling, VA 20165

Franchise Agreement                  791 N. Dual Highway                                    05/03/99
                                     Seaford, DE 19973

Franchise Agreement                  105 West Lee Highway                                   05/03/99
                                     Warrenton, VA 20186

Franchise Agreement                  555 N. Solomons Island Road                            05/03/99
                                     Prince Frederick, MD 20678

Franchise Agreement                  1270 Ocean Outlet                                      05/03/99
                                     Rehoboth Beach, DE 19971

Franchise Agreement                  3447 Donnell Drive                                     05/03/99
                                     Forestville, MD 20747



* Each document specified includes the original document plus all amendments or addendums thereto.

                               Exhibit 2.1(a)(ii)
                          Allocation of Purchase Price


Lehman Tranche #1                                      $6,570,048

Lehman Tranche #2                                       7,484,862

Lehman Tranche #3                                       6,521,170

Lehman Tranche #4                                       4,857,882

Lehman Tranche #5                                       7,316,038
                                                      ------------

                           Total                      $32,750,000*





* Total and individual Tranche allocations are subject to change as a result of purchase price adjustments in accordance with the Agreement.

                                 Exhibit 3.2(e)

                               RELEASE AND WAIVER

         THIS RELEASE AND WAIVER (the "Release") is entered into this __ day of ______, 2002, by and among Apple Capitol Group, LLC, a Florida limited liability company, Apple Prince Georges Maryland Group, LLC, a Florida limited liability company, Apple Washington MD Group, LLC, a Florida limited liability company, Apple St. Marys MD Group, LLC, a Florida limited liability company, Apple Calvert MD Group, LLC, a Florida limited liability company, Apple Charles MD Group, LLC, a Maryland limited liability company, and Berkeley WVA, LLC, a West Virginia limited liability company (collectively, "Sellers"), and Applebee's International, Inc., a Delaware corporation ("Buyer");

         WHEREAS, Buyer and Sellers have entered into a number of Franchise Agreements as listed on Schedule I (collectively and as amended from time to time, the "Franchise Agreements"), relating to the development and operation of certain Applebee's Neighborhood Grill & Bar restaurants (the "Restaurants"); and

         WHEREAS, Buyer and Sellers have executed that certain Asset Purchase Agreement dated as of July 16, 2002, (the "Acquisition Agreement"), pursuant to which Sellers shall sell to Buyer, and Buyer shall purchase from Sellers all of the Purchased Assets;

         WHEREAS, in connection with the Acquisition Agreement, Buyer and Sellers are willing to release each other from any claims or obligations relating to the Franchise Agreements, as set forth herein.

         NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

         1. Release.

               a. Buyer, on behalf of itself, its affiliates, predecessors, successors and assigns, hereby fully releases and forever discharges Sellers and their officers, agents, advisors, employees, predecessors, successors and assigns (other than Bruce Frazey, Jason Kirschner, Andy Typaldos and any person or entity affiliated with these three (3) individuals other than Sellers (the Nonreleased Parties)), of and from any and all liability, actions, claims, causes of action, complaints and demands, known or unknown, fixed or contingent, whatsoever which Buyer now has or may hereafter have arising directly or indirectly out of or in any way related to (i) the operation of the Restaurants or performance by Sellers under the Franchise Agreements and (ii) the transfer of the Restaurants and the Franchise Agreements to Buyer pursuant to the Acquisition Agreement.

               b. Sellers, on behalf of themselves, their predecessors, successors and assigns, hereby fully release and forever discharge Buyer and its predecessors, successors, assigns, agents, officers, directors and affiliated entities, all other persons, firms and corporations whatsoever and whomsoever of and from any and all liability, actions, claims, causes of action, complaints and demands, known or unknown, whatsoever which

               Sellers now have or may hereafter have arising directly or indirectly out of or in any way related to the transfer of the Restaurants and the Franchise Agreements to Buyer pursuant to the Acquisition Agreement.

               c. In addition, Buyer, on behalf of itself, its affiliates, predecessors, successors and assigns, will release and forever discharge any Nonreleased Party of and from any and all liability, actions, claims, causes of action, complaints and demands, known or unknown, fixed or contingent, whatsoever which Buyer now has or may hereafter have arising directly or indirectly out of or in any way related to (i) the operation of the Restaurants or performance by each such officer, director or shareholder under the Franchise Agreements and (ii) the transfer of the Restaurants and the Franchise Agreements to Buyer pursuant to the Acquisition Agreement only if and to the extent that any such Nonreleased Party executes a release and waiver in favor of Buyer and its affiliates substantially similar to this Release.

         2. No Admission of Liability. Nothing in this Release is to be construed as an admission of liability on the part of Buyer or Sellers.

         3. Representations and Warranties of Buyer. Buyer hereby represents and warrants as follows:

               a. Buyer has not assigned or transferred or purported to assign or transfer any claim or right as against any Seller, and Buyer is fully entitled to release the same.

               b. Buyer has not entered into any agreement with any person or entity, other than this Release, which would affect any matter referred to in this Release.

         Buyer hereby indemnifies and agrees to hold harmless Sellers from and against any claim, debt, liability, demand, obligation, cost, expense, damage, action, or cause of action, including attorneys' fees and costs incurred (i) arising out of or in connection with any breach of the representations of Buyer contained in this Release or (ii) in any action brought by Sellers to enforce the terms of this Release.

         4.   Representations   and   Warranties  of  Sellers.   Sellers  hereby
individually and collectively represent and warrant as follows:

               a. Sellers have not assigned or transferred or purported to assign or transfer any claim or right as against Buyer, and Sellers are fully entitled to release the same.

               b. Sellers have not entered into any agreement with any person or entity, other than this Release, which would affect any matter referred to in this Release.

         Sellers hereby indemnify and agree to hold harmless Buyer from and against any claim, debt, liability, demand, obligation, cost, expense, damage, action, or cause of action, including attorneys' fees and costs incurred (i) arising out of or in connection with any breach of the representations of Sellers contained in this Release or (ii) in any action brought by Buyer to enforce the terms of this Release.

         5. Effectiveness. The release set forth in Section 1 hereof shall be effective on and as of the Closing Date as defined in the Acquisition Agreement.

         6. Miscellaneous.

               a. Should any provision of this Release be held invalid or illegal, such invalidity or illegality will not invalidate the whole of this Release, but rather the Release shall be construed as if it did not contain any invalid or illegal parts and the rights and obligations of the parties shall be construed and enforced accordingly.

               b. This Release may be executed in one or more counterparts that in the aggregate shall comprise one Release.

               c. This Release shall be binding on and inure to the benefit of the parties hereto and their respective predecessors, successors, assigns, agents, directors, officers and affiliated entities.

               d. This Release shall be construed under, and any disputes arising hereunder shall be determined by, the internal laws of the State of Kansas.


                      Remainder of Page Intentionally Blank

         IN WITNESS WHEREOF, the parties hereto have executed this Release as of the day and year first above written.

                                  BUYER:

                                  APPLEBEE'S INTERNATIONAL, INC.,
                                  a Delaware corporation


                                  By:
                                     -------------------------------------------
                                  Name:
                                       -----------------------------------------
                                  Title:
                                        ----------------------------------------



                                  SELLERS:

                                  APPLE CAPITOL GROUP, LLC, a Florida limited liability company

                                  By:
                                     -------------------------------------------
                                  Name:
                                       -----------------------------------------
                                  Title:
                                       -----------------------------------------



                                  APPLE PRINCE GEORGES MARYLAND GROUP, LLC, a Florida limited liability company


                                  By:
                                     -------------------------------------------
                                  Name:
                                       -----------------------------------------
                                  Title:
                                        ----------------------------------------


                                  APPLE WASHINGTON MD GROUP, LLC, a Florida limited liability company


                                  By:
                                     -------------------------------------------
                                  Name:
                                       -----------------------------------------
                                  Title:
                                        ----------------------------------------

                                  APPLE ST. MARYS MD GROUP, LLC, a Florida limited liability company


                                  By:
                                     -------------------------------------------
                                  Name:
                                       -----------------------------------------
                                  Title:
                                        ----------------------------------------


                                  APPLE CALVERT MD GROUP, LLC, a Florida limited liability company


                                  By:
                                     -------------------------------------------
                                  Name:
                                       -----------------------------------------
                                  Title:
                                        ----------------------------------------


                                  APPLE CHARLES MD GROUP, LLC, a Maryland
                                 limited liability company


                                  By:
                                     -------------------------------------------
                                  Name:
                                       -----------------------------------------
                                  Title:
                                        ----------------------------------------


                                  BERKELEY WVA, LLC, a West Virginia limited liability company


                                  By:
                                     -------------------------------------------
                                  Name:
                                       -----------------------------------------
                                  Title:
                                        ----------------------------------------

                                   SCHEDULE I
                              Franchise Agreements

                                   Exhibit 8.1

                                ESCROW AGREEMENT

         THIS ESCROW AGREEMENT is made and entered into this 16th day of July, 2002, by and among Apple Capitol Group, LLC, a Florida limited liability company, Apple Prince Georges Maryland Group, LLC, a Florida limited liability company, Apple Washington MD Group, LLC, a Florida limited liability company, Apple St. Marys MD Group, LLC, a Florida limited liability company, Apple Calvert MD Group, LLC, a Florida limited liability company, Apple Charles MD Group, LLC, a Maryland limited liability company, and Berkeley WVA, LLC, a West Virginia limited liability company (collectively, "Sellers"), and Applebee's International, Inc., a Delaware corporation ("Buyer") and UMB Bank, n.a., a national banking organization, as escrow agent ("Escrow Agent");

                                 R E C I T A L S

         WHEREAS, Buyer and Sellers have entered into an Asset Purchase Agreement dated as of even date herewith (the "Purchase Agreement"), which Purchase Agreement provides, among other things, for the delivery to the Escrow Agent of the deposit provided for in Section 2.1(a) of the Purchase Agreement in the sum of Three Million Dollars ($3,000,000) (the "Deposit"), which sum shall be held and paid to Sellers upon the closing of the transaction contemplated by the Purchase Agreement; and

         WHEREAS, pursuant to Section 8.1 of the Purchase Agreement, Buyer shall also deliver to the Escrow Agent hereunder the sum of the Gift Certificate Escrowed Amount and the General Escrowed Amount (collectively referred to herein as the "Escrow Funds"); and

         WHEREAS, this Escrow Agreement is the escrow agreement contemplated by the Purchase Agreement; and

         WHEREAS, all defined terms used in this Escrow Agreement and not otherwise defined shall have the meaning assigned in the Purchase Agreement.

         NOW, THEREFORE, in consideration of the above recitals and the mutual covenants contained herein, the parties agree as follows:

         1. Escrow Agent Designation. Buyer and Sellers (together, the "Principal Parties") hereby jointly designate the Escrow Agent to receive, hold and disburse the Deposit and Escrow Funds in accordance with the provisions of the Purchase Agreement and this Escrow Agreement, and Escrow Agent hereby accepts such designation, upon the terms, and subject to the conditions, set forth in this Escrow Agreement.

         2. Delivery of Deposit and Escrow Funds. As provided in Section 2.1(a) of the Purchase Agreement, upon the Bankruptcy Court's Order approving the Bidding Procedures Motion, Buyer shall deliver the Deposit to the Escrow Agent. And, as provided in Section 8.1 of the Purchase Agreement, at Closing, Buyer shall deliver the Escrow Funds to the Escrow Agent. The Deposit and Escrow Funds shall be delivered by electronic funds transfer to Escrow Agent to be held in subaccounts, including subaccounts for the Deposit (the "Deposit Account"), the Gift Certificate Escrowed Amount (the "Gift Certificate Escrowed Account") and the General Escrowed Amount (the "General Escrowed Account")(collectively, the "Accounts") in accordance with the Escrow Agent's instructions as set forth on

Exhibit A attached hereto. Such Accounts shall be interest-bearing accounts. The Escrow Agent shall invest and reinvest monies, and earnings thereon, held pursuant to this Escrow Agreement in the Federated Treasury Obligations - C overnight sweep money market mutual fund or as otherwise directed in writing by the Principal Parties. The Principal Parties shall each furnish Escrow Agent with completed Internal Revenue Service Form W-9 contemporaneously upon the Bankruptcy Court's Order approving the Bidding Procedures Motion and Buyer's delivery to the Escrow Agent of the Deposit.

         3. Deposit. Disbursement of the Deposit Account shall be made from the Account as follows:

               a. Release Notice and Disbursement. Promptly after (i) all of the conditions that must be fulfilled prior to the Closing, as set forth in Sections 8.3 and 8.4 of the Purchase Agreement, have been fulfilled or waived by Buyer or Sellers, as applicable, or
               (ii) the  Purchase  Agreement  has been  terminated  pursuant  to
               Section 9.11 thereof, the Principal Parties shall give joint written notice to the Escrow Agent (the "Release Notice"), with a copy to Lehman, of such fact and shall direct the Escrow Agent to disburse, at the time designated in the Release Notice, the Deposit by electronic funds transfer to an account designated in the Release Notice. A disbursement of the Deposit pursuant to (i) above shall constitute the payment of a portion of the Purchase Price equal to the amount of the Deposit. The Escrow Agent shall disburse all accrued interest on the Deposit by electronic funds transfer to such bank account as Buyer shall designate in writing.

               b. Final Disbursement. The Escrow Agent shall continue to hold the Deposit in escrow pending its receipt of either (i) a Release Notice or (ii) a certified copy of an order of the Bankruptcy Court, which shall be a final order, directing the disposition of the Deposit and interest accrued thereon by the Escrow Agent (any such order, a "Disposition Order"). Upon receipt of a Disposition Order, the Escrow Agent is directed to disburse the deposit and accrued interest thereon as provided in such Disposition Order.

         4. Escrow Funds. Disbursements of the Gift Certificate Escrowed Amount and the General Escrowed Amount shall be made from the Gift Certificate Escrowed Account as follows:

               a. Gift Certificate Escrowed Amount Reimbursement.

                   i. Time Period. Subject to Section 4(a)(iii) below and disbursements made in accordance with Section 4(a)(ii), the Gift Certificate Escrowed Amount shall be held by Escrow Agent for a period of twelve (12) months and up to forty (40) days after the Closing.

                   ii. Claims.  Within twenty (20) days after the end of each of the first twelve (12) months after Closing, Buyer shall submit to Escrow Agent and Sellers a claim (with a copy to Lehman), with reasonable supporting evidence substantially in the form of Exhibit B attached hereto, for the face amount of any Seller Gift Certificate that was redeemed within the preceding month (the "Monthly Gift Certificate Claim"). Unless, within twenty (20) days after receipt by Sellers of a Monthly Gift Certificate Claim, Escrow Agent has received from Sellers a notice, a copy of which shall be sent by Sellers to Buyer (with a copy to Lehman), disputing the amount of the Monthly Gift Certificate Claim (the "Gift Certificate Dispute Notice"), Escrow Agent shall promptly deduct such Monthly Gift Certificate Claim from the then existing balance in the Gift Certificate Escrowed Account and promptly pay such amount to Buyer. At any time, upon request of Buyer, Sellers or Lehman, Escrow Agent shall provide the requesting party with the current balance in the Gift Certificate Escrowed Account.

                   iii. Final Balance and Disbursement. After receipt of Buyer's final Monthly Gift Certificate Claim (and the expiration of Sellers' twenty (20) day Gift Certificate Dispute Notice period or receipt of notice from Sellers that they will not be disputing the amount of such final Monthly Gift Certificate Claims) and Escrow Agent's corresponding deduction as set forth in subsection 4(a)(ii) above, Escrow Agent shall disburse to Sellers (or at and in favor of Sellers', Sellers' assignee or Seller's designee) any remaining and undisputed balance of the Gift Certificate Escrowed Account, and all accrued interest thereon. Any amounts disputed pursuant to a Gift Certificate Dispute Notice shall remain in the Gift Certificate Escrowed Account until settled in accordance with this Escrow Agreement.

               b. General Escrowed Amount Reimbursement.

                   i. Claims. At any time and from time to time from the Closing
               Date until the 120th day following Closing, Buyer may submit to Escrow Agent and Sellers a notice of any claim (with a copy to Sellers, Sellers' assignee or Sellers' designee and Lehman), including a summary of the relevant facts concerning and the amount of the claim (a "Buyer General Claim"), against the General Escrowed Account under Sections 1.1, 4.6 through 4.9, 4.12, 4.13, 4.14, 4.17, 4.21, Article V, and Section 8.2(a) of
               the Purchase Agreement. Sellers shall have twenty (20) business days after receipt of any Buyer General Claim, to provide written notice to Escrow Agent and Buyer (with a copy to Lehman) that it
               (i) disputes the facts or the amount of such Buyer General Claim and the reason therefor (the "General Escrow Dispute Notice") or
               (ii) it has cured the matter for which such Buyer General Claim has been made, together with such supporting documentation, if any, as is reasonably necessary to evidence such cure. If Sellers do not, during the twenty (20) business day period above, provide a General Escrow Dispute Notice or written notice of cure as specified herein, Escrow Agent shall deduct from the General Escrowed Account the amount of the Buyer General Claim and promptly disburse such amount to Buyer.

                   ii. Final Balance and Disbursements. On the 121st day following the Closing Date Sellers shall be paid, at and in favor of Lehman, up to the extent of the amount of the Sellers' then outstanding indebtedness to Lehman, all amounts remaining of the General Escrowed Account, less the aggregate amount of all then pending unresolved Buyer General Claims, with the balance paid thereafter upon and in accordance with the resolution of such unresolved Buyer General Claims. In addition, if the aggregate amount of Buyer General Claims made prior to the 61st day following the Closing Date is less than $100,000, then on such 61st day Sellers shall be paid, at and in favor of Lehman, all amounts remaining of the General Escrowed Account in excess of the sum of $300,000 plus the amount of all Buyer General Claims unresolved as of such 61st day. Any amounts disputed or unresolved pursuant to a General Escrow Dispute Notice shall remain in the General Escrowed Account until settled in accordance with this Escrow Agreement.

         5. Dispute Procedure.

               a. General Escrow. In the event that Sellers provide Escrow Agent and Buyer a General Escrow Dispute Notice as set forth in Section 4(b)(i) above, Buyer and Sellers shall attempt to resolve the dispute in good faith and by mutual agreement between authorized representatives, one each from Buyer and Sellers, within twenty
               (20) business days of Buyer's receipt of Sellers' General Escrow Dispute Notice. If the authorized representatives cannot resolve the dispute, after a good faith attempt, within the twenty (20) business days, the parties will submit the dispute to the Bankruptcy Court, which shall make a final determination with respect to such dispute. The Bankruptcy Court's decision will be conclusive and binding on the parties. Each party will bear its own costs in connection with any such dispute.

               b. Gift Certificate Escrow. In the event that Sellers dispute a disbursement from the Gift Certificate Escrowed Account, Sellers shall provide to the other party and the Escrow Agent (with a copy to Lehman) a Gift Certificate Dispute Notice in accordance with Section 4(a)(ii). Buyer and Sellers shall attempt to resolve the dispute in good faith and by mutual agreement within twenty
               (20) business days of Buyer's receipt of Sellers' Gift Certificate Dispute Notice. If the parties cannot resolve the dispute, after a good faith attempt, within the twenty (20) business days, the parties will submit the dispute to the Bankruptcy Court, which shall make a final determination with respect to such dispute. The Bankruptcy Court's decision will be conclusive and binding on the parties. Each party will bear its own costs in connection with any such dispute.

               c. Deposit. Any dispute with regard to the Deposit shall be settled by (i) Buyer and Sellers in good faith and by mutual agreement as evidenced by an executed and delivered Release Notice pursuant to Section 3(b)(i), or (ii) a Disposition Order pursuant to Section 3(b)(ii).

         6. Duties/Responsibilities of Escrow Agent. The Escrow Agent shall not have any duties or responsibilities, except those expressly set forth in this Escrow Agreement, which the parties agree are ministerial in nature. The Escrow

Agent shall not incur any liability by reason of its action or omission to act in reliance upon any notice, instructions or other document believed by the Escrow Agent to be genuine and duly authorized, and shall have no liability to any party, except for liability based on its own willful misconduct or gross negligence. The Escrow Agent shall not be responsible for the validity or sufficiency of any notice, instructions or other document which may be delivered to it hereunder. The Escrow Agent shall not be required to take any action hereunder involving any expense, unless the payment of such expense shall be made or provided for in a manner satisfactory to it. The Escrow Agent shall have no responsibility for the performance by Buyer or Sellers of this Agreement. The Principal Parties agree to and hereby do waive any suit, claim, demand or cause of action of any kind which it or they may have or may assert against the Escrow Agent arising out of or relating to the execution or performance by the Escrow Agent under this Escrow Agreement, unless such suit, claim, demand or cause of action is based upon the gross negligence or willful misconduct of the Escrow Agent. Buyer (on the one hand) and Sellers (on the other hand) further agrees to indemnify and hold harmless the Escrow Agent from one-half of any and all claims, demands, costs, liabilities and expenses, including reasonable attorneys fees and expenses, which may be asserted against it or to which it may be exposed or which it may incur by reason of its execution or performance under this Agreement, except if such claims, demands, costs, liabilities, expenses or attorneys fees (or expenses) result from the Escrow Agent's gross negligence or willful misconduct. This Section shall survive the termination of this Escrow Agreement for any reason.

The Escrow Agent shall be entitled to fees and expenses for its regular services as Escrow Agent as set forth on Exhibit C attached hereto. Sellers shall pay all of Escrow Agent's compensation, costs and expenses. In the event such fees are not paid within thirty (30) days after the invoice for such fees has been delivered by the Escrow Agent, such fees shall be payable from and may be deducted by the Escrow Agent from interest and/or principal of any monies held by the Escrow Agent.

         7. Escrow Agent's Right To Rely. As to any questions arising in connection with the administration of this Agreement and performance of its obligations hereunder, Escrow Agent may rely absolutely upon the opinions given to it by its counsel and shall be free of liability for acting or failing to act in reliance on the good faith opinion and instruction of such independent counsel.

         8. Escrow Agent's Liability. In the event Escrow Agent, in good faith, should be in doubt as to what action it should take hereunder, at its option, the Escrow Agent may refuse to comply with any requests or demands made upon the Escrow Agent, or refuse to take any other action hereunder so long as such doubt exists; and in such event, the Escrow Agent shall not be or become liable in any manner to any person for its failure or refusal to act and shall be entitled to continue to refrain from action until (i) the rights of all parties shall have been fully and finally adjudicated by the Bankruptcy Court or only in the event the Bankruptcy Court refuses to hear such dispute, by a court of competent jurisdiction, or (ii) all differences shall have been adjusted and all doubts resolved by agreement among all interested parties and the Escrow Agent shall be notified thereof in writing by all such persons.

         9. Resignation of Escrow Agent. Notwithstanding anything to the contrary contained in this Escrow Agreement, the Escrow Agent may resign from its duties hereunder for any reason whatsoever by giving prior written notice of such resignation to the Principal Parties (with a copy to Lehman) effective on the earlier of the effectiveness of the appointment of a replacement or thirty days after such notice was given. Upon receiving the foregoing notice, the Principal Parties shall designate within thirty (30) days a new escrow agent mutually acceptable to them. If the Principal Parties cannot agree on a new escrow agent within such thirty day period, the Escrow Agent may petition a court of competent jurisdiction for appointment of a successor escrow agent.

         10. Term. This Escrow Agreement shall remain in full force and effect until terminated in accordance with the applicable terms of the Purchase Agreement.

         11. Compliance with Bankruptcy Court Orders. The Escrow Agent is hereby authorized and directed by the Principal Parties to comply with each Disposition Order and any other order of the Bankruptcy Court which is a Final Order relating to the Deposit or Escrow Funds and accrued interest, if any, thereon and/or this Escrow Agreement, and if the Escrow Agent complies with any such order, it shall not be liable to the Principal Parties or to any other person by reason of such compliance.

         12. Amendments Binding Escrow Agent. The Escrow Agent shall not be bound by any amendment, modification, cancellation or rescission of this Escrow Agreement, unless and until the same is in writing and signed by all of the parties hereto and a duly executed original or counterpart thereof has been received by the Escrow Agent. In no event, however, shall any modification of this Escrow Agreement which shall affect the rights or duties of the Escrow Agent be binding on the Escrow Agent, unless the Escrow Agent shall have given its prior written consent thereto.

         13. Notice. Any notice, instruction or other communication required or permitted to be given under this Escrow Agreement shall be in writing and shall be sent by certified or express mail, postage prepaid, return receipt requested, or by personal delivery, receipt requested, or by a nationally recognized overnight courier guaranteeing next day delivery, receipt requested, if to either of the Principal Parties (or Lehman) to its address set forth in Section
9.1 of the Purchase Agreement and if to the Escrow Agent, to UMB Bank, n.a., Corporate Trust Department, Attention: K. Scott Mathews, 2401 Grand Blvd., 2nd Floor, Kansas City, Missouri 64108, with a copy of each communication sent in like manner to the Persons indicated in the Purchase Agreement, or to such other address(es) as a party may from time to time designate to the others by notice given in accordance with the terms of this Paragraph 13. Communications hereunder shall be deemed to have been duly given when received by the recipient, as evidenced by an executed receipt. A notice given by counsel for Sellers or Buyer shall be deemed a valid notice, if made and addressed in accordance with the provisions of this Paragraph 13.

         14. Entire Understanding. This Escrow Agreement contains the entire understanding of the Escrow Agent, and this Escrow Agreement and the Purchase Agreement contains the entire understanding of the Principal Parties hereto, with respect to the subject matter contained herein and therein. This Escrow Agreement supersedes all prior agreements and understandings between or among the parties with respect to such subject matter. In the event of a conflict between the terms of this Escrow Agreement and the Purchase Agreement, the Purchase Agreement shall prevail.

         15. Amendments. This Escrow Agreement may not be orally cancelled, changed, modified or amended, and no cancellation, change, waiver, modification or amendment shall be effective or binding, unless in writing and signed by all the parties to this Escrow Agreement. No waiver shall be deemed a continuing waiver or waiver in respect of any subsequent breach or default, whether of similar or different nature, unless expressly so stated in writing.

         16. Enforceability. If any provision of this Escrow Agreement is found to be void and unenforceable by the Bankruptcy Court, the remaining provisions of this Escrow Agreement shall, nevertheless, be binding upon the parties with the same effect as though the void or unenforceable part had been severed and deleted.

         17. Governing Law. This Escrow Agreement shall be governed by, and construed in accordance with, the internal substantive laws of the State of New York, without giving effect to the choice of law rules thereof. The parties hereby irrevocably consent to (i) the jurisdiction of the Bankruptcy Court, and
(ii) service of process upon each of the parties hereto by the method prescribed for the giving of notice pursuant to Paragraph 13 above.

         18. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same agreement. Any signature delivered by a party by facsimile transmission shall be deemed to be an original signature hereto

         IN WITNESS WHEREOF, the parties hereto have executed this Escrow Agreement as of the day and year first above written.


                             BUYER:

                                  APPLEBEE'S INTERNATIONAL, INC.,
                                  a Delaware corporation


                                  By:
                                     -------------------------------------------
                                  Name:
                                       -----------------------------------------
                                  Title:
                                        ----------------------------------------



                                  SELLERS:

                                  APPLE CAPITOL GROUP, LLC, a Florida limited liability company

                                  By:
                                     -------------------------------------------
                                  Name:
                                       -----------------------------------------
                                  Title:
                                       -----------------------------------------

                                  APPLE PRINCE GEORGES MARYLAND GROUP, LLC, a Florida limited liability company


                                  By:
                                     -------------------------------------------
                                  Name:
                                       -----------------------------------------
                                  Title:
                                        ----------------------------------------


                                  APPLE WASHINGTON MD GROUP, LLC, a Florida limited liability company


                                  By:
                                     -------------------------------------------
                                  Name:
                                       -----------------------------------------
                                  Title:
                                        ----------------------------------------


                                  APPLE ST. MARYS MD GROUP, LLC, a Florida limited liability company


                                  By:
                                     -------------------------------------------
                                  Name:
                                       -----------------------------------------
                                  Title:
                                        ----------------------------------------


                                  APPLE CALVERT MD GROUP, LLC, a Florida limited liability company


                                  By:
                                     -------------------------------------------
                                  Name:
                                       -----------------------------------------
                                  Title:
                                        ----------------------------------------

                                  APPLE CHARLES MD GROUP, LLC, a Maryland
                                  limited liability company


                                  By:
                                     -------------------------------------------
                                  Name:
                                       -----------------------------------------
                                  Title:
                                        ----------------------------------------


                                  BERKELEY WVA, LLC, a West Virginia limited liability company


                                  By:
                                     -------------------------------------------
                                  Name:
                                       -----------------------------------------
                                  Title:
                                        ----------------------------------------



                                  ESCROW AGENT:

                                  UMB BANK, N.A.


                                  By:
                                     -------------------------------------------
                                  Name:
                                       -----------------------------------------
                                  Title:
                                        ----------------------------------------

                                    EXHIBIT A



The escrow wiring instructions are:

         UMB Bank, n.a., Kansas City, Missouri

         ABA No.           101000695
         Account No.       9800006823
         Ref:              Apple Capitol Escrow
         Attention:        Scott Mathews, ext. 3008

                                    EXHIBIT B


                    Form of Gift Certificates/Gift Card Claim

Total of Apple Capitol gift certificates redeemed current fiscal month:
(attach copies of actual gift certificates.)                                               $
                                                                                            -------------------

Total of Apple Capitol gift cards redeemed current fiscal month:
(Attach Settlement Manager Inter-Divisional Recap Report for
Apple Capitol)                                                                             $
                                                                                            -------------------

Total Claim Amount:                                                                        $
                                                                                            ===================


* Note: Gift Card claims shall be submitted pursuant to a computer generated Settlement Manager Report in substantially the form attached hereto.

                                    EXHIBIT C


ESCROW AGENT FEES AND EXPENSES

Acceptance Fee
         Review escrow agreement and establish account                  $400.00

Annual Fee
         Maintain account, year or any part thereof                   $1,000.00

Transaction Fees
         (a)  Deposit or Escrow Funds Disbursement, per item             $10.00
         (b)  Wire Transfer Fee                                          $15.00
         (c)  Per Form 1099 (Int., B or Misc.)                            $5.00


In addition to the specified fees, all reasonable out-of-pocket expenses related to the administration of the Escrow Agreement (other than normal overhead expenses of the regular staff) such as, but not limited to, travel, postage, shipping, courier, telephone, facsimile, supplies, legal fees, accounting fees, etc., will be reimbursable. Monies invested in money market funds and deposits will be subject to a 25 basis point cash management fee.